SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JUNE 26, 2003
(To Prospectus dated June 24, 2003)

                                 CWMBS, INC.
                                  Depositor

                                 Countrywide
                               Home Loans, Inc.
                                    Seller

                     Countrywide Home Loans Servicing LP
                               Master Servicer


                   CHL Mortgage Pass-Through Trust 2003-HYB3
                                    Issuer

                                  -----------


-----------------------
The Class 7-A-1           The Class 7-A-1 Certificates
Certificates represent
obligations of the        o This supplement relates to the offering of the
trust only and do not       Class 7-A-1 Certificates of the series referenced
represent an interest       above. This supplement does not contain complete
in or obligation of         information about the offering of the Class 7-A-1
CWMBS, Inc.,                Certificates. Additional information is contained
Countrywide Home Loans,     in the prospectus supplement dated June 26, 2003,
Inc., Countrywide Home      prepared in connection with the offering of the
Loans Servicing LP or       offered certificates of the series referenced
any of their                above and in the prospectus of the depositor dated
affiliates.                 June 24, 2003. You are urged to read this
                            supplement, the prospectus supplement and the
This supplement may be      prospectus in full.
used to offer and sell
the offered               o As of August 19, 2004, the class certificate
certificates only if        balance of the Class 7-A-1 Certificates was
accompanied by the          approximately $119,636,265.
prospectus supplement
and the prospectus.
-----------------------


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 7-A-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

August 31, 2004

                              THE MORTGAGE POOL

     As of August 1, 2004 (the "Reference Date"), loan group 1 included approximately 60 Mortgage Loans having an aggregate Stated Principal Balance of approximately $20,069,096, loan group 2 included approximately 62 Mortgage Loans having an aggregate Stated Principal Balance of approximately $22,621,858, loan group 3 included approximately 40 Mortgage Loans having an aggregate Stated Principal Balance of approximately $13,838,150, loan group 4 included approximately 204 Mortgage Loans having an aggregate Stated Principal Balance of approximately $79,654,475, loan group 5 included approximately 47 Mortgage Loans having an aggregate Stated Principal Balance of approximately $18,501,644, loan group 6 included approximately 34 Mortgage Loans having an aggregate Stated Principal Balance of approximately $15,710,928, loan group 7 included approximately 265 Mortgage Loans having an aggregate Stated Principal Balance of approximately $126,944,416, and loan group 8 included approximately 136 Mortgage Loans having an aggregate Stated Principal Balance of approximately $65,439,771.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                            As of August 1, 2004
                       -------------------------------------------------------
                        Loan   Loan   Loan   Loan   Loan   Loan   Loan   Loan
                        Group  Group  Group  Group  Group  Group  Group  Group
                          1      2      3      4      5      6      7      8
------------------------------------------------------------------------------
Total Number of
Mortgage Loans ........   60     62     40     204    47     34     265    136
Delinquent Mortgage
Loans and Pending
Foreclosures at
Period End (1)
  30-59 days ..........  0.00%  6.45%  2.50%  2.94%  0.00%  5.88%  1.13%  1.47%
  60-89 days ..........  0.00%  0.00%  0.00%  0.49%  0.00%  0.00%  0.75%  0.00%
  90 days or more
  (excluding pending
  foreclosures) .......  0.00%  0.00%  0.00%  0.00%  0.00%  0.00%  0.00%  0.00%
                         ----   ----   ----   ----   ----   ----   ----   ----
  Total Delinquencies .  0.00%  6.45%  2.50%  3.43%  0.00%  5.88%  1.89%  1.47%
                         ====   ====   ====   ====   ====   ====   ====   ====
Foreclosures Pending ..  0.00%  0.00%  0.00%  0.00%  0.00%  0.00%  0.38%  0.00%
                         ----   ----   ----   ----   ----   ----   ----   ----
Total Delinquencies
and foreclosures ......
pending ...............  0.00%  6.45%  2.50%  3.43%  0.00%  5.88%  2.27%  0.24%
                         ====   ====   ====   ====   ====   ====   ====   ====
---------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     One (1) Mortgage Loan in loan group 4 has been converted and is, as of the Reference Date, an REO loan.

     Certain additional information as to the Mortgage Loans in loan group 1, loan group 2, loan group 3, loan group 4, loan group 5, loan group 6, loan group 7 and loan group 8, as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                         SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure, Delinquency and Loss Experience

     Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans.

     If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans. The following table summarize s the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all non-conforming adjustable-rate mortgage loans originated or acquired by Countrywide Home Loans and serviced or master serviced by Countrywide Home Loans. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning in the servicing portfolio. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following tables will be indicative of the actual experience on the mortgage loans. The columns in the following table may not total due to rounding.


                               At February 28(29),             At December 31,         At June 30,
                             ----------------------  -------------------------------- ------------
                                2000       2001        2001       2002       2003         2004
                             ---------- ----------- ---------- ---------- ----------- ------------
                                                 (Dollar Amounts in Thousands,
                                            Except Losses on Liquidated Mortgage Loans)
Jumbo ARM Loans(1)
Number of loans                  10,401      11,678     11,957     21,567      98,334      169,546
Volume of loans              $3,286,709  $3,798,037 $4,334,489 $8,063,387 $33,767,412  $53,838,396
Delinquent Mortgage
 Loans and
 Pending Foreclosures
  at Period End
  30 - 59 days                    1.96%       2.79%      1.61%      1.18%       0.84%        0.91%
  60 - 89 days                    0.49        0.32       0.34       0.22        0.13         0.13
  90 days or more
  (excluding
  pending foreclosures)           0.51        0.40       0.41       0.24        0.08         0.06
Total of delinquencies            2.96%       3.51%      2.36%      1.65%       1.06%        1.10%
Foreclosures pending              0.37%       0.40%      0.40%      0.21%       0.05%        0.08%
Total delinquencies and
  Foreclosures pending            3.33%       3.91%      2.76%      1.86%       1.11%        1.18%
Losses on liquidated         $(876,985)   $(47,952) $(716,016) $(189,554)   $(38,439) $(1,058,223)
  loans(2)

---------
(1) "Number of loans" and "Volume of loans" reflect both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.
(2) "Losses on liquidated loans" reflect the losses accumulated during (i) the years ended on February 29, 2000 and February 28, 2001, (ii) the 10-month period ending on December 31, 2001, (iii) the 12 month periods ending on December 31, 2002 and December 31, 2003 and (iv) the six - month period ending on June 30, 2004, respectively.

                  DESCRIPTION OF THE CLASS 7-A-1 CERTIFICATES

     The Class 7-A-1 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Priority of Distributions Among Certificates", " - Interest" and " - Principal."

     As of August 19, 2004 (the "Certificate Date"), the Class Certificate Balance of the Class 7-A-1 Certificates was approximately $119,636,265, evidencing a beneficial ownership interest of approximately 32.98% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $338,219,050 and evidenced in the aggregate a beneficial ownership interest of approximately 93.23% in the Trust Fund. As of the Certificate Date, the subordinated certificates had an aggregate principal balance of approximately $24,561,288 and evidenced in the aggregate a beneficial ownership interest of approximately 6.77% in the Trust Fund. For additional information with respect to the Class 7-A-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The August 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates
- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"):

     o the mortgage loans prepay at the specified constant percentages of CPR,

     o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

     o scheduled payments on the mortgage loans are received on the first day of each month, commencing in the calendar month following the Reference Date and are computed before giving effect to prepayments received on the last day of the prior month,

     o prepayments are allocated as described in the prospectus supplement without giving effect to loss and delinquency tests,

     o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

     o the scheduled monthly payment for each mortgage loan has been calculated such that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

     o the Class Certificate Balance of the Class 7-A-1 Certificates is as set forth on the cover page of this Supplement or as described under "Description of the Certificates,"

     o interest accrues on the Class 7-A-1 Certificates at the applicable interest rate as described in the prospectus supplement,

     o distributions in respect of the Class 7-A-1 Certificates are received in cash on the 19th day of each month commencing in the calendar month following the closing date,

     o the closing date of the sale of the Class 7-A-1 Certificates is August 31, 2004,

     o the seller is not required to repurchase or substitute for any mortgage loan,

     o there is no exercise of the option to repurchase the mortgage loans described under "Servicing of the Mortgage Loans-- Certain Modifications and Refinancings," "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in the prospectus supplement,

     o    no class of certificates becomes a Restricted Class,

     o the levels of the Six-Month LIBOR, One-Year LIBOR and CMT Indices remain constant at 1.98%, 2.30% and 1.99% respectively,

     o the Mortgage Rate on each mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Mortgage Index (as described in the Prospectus Supplement), plus the Gross Margin, subject to Maximum Mortgage Rates, Minimum Mortgage Rates and Periodic Rate Caps (as applicable), and

     o scheduled monthly payments on each mortgage loan will be adjusted in the month immediately following the interest adjustment date (as necessary) for such mortgage loan to equal the fully amortizing payment described in the Prospectus Supplement.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a constant prepayment rate ("CPR" or the "Prepayment Assumption"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments will occur at any of the Prepayment Assumption rate or at any other constant rate.

     While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class 7-A-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

               Percent of Class Certificate Balance Outstanding

                                                   Percentage of the
                                                 Prepayment Assumption
                                     -----------------------------------------
Distribution Date                    0%   10%   15%   25%    35%   45%     55%
-----------------                    --   ---   ---   ---    ---   ---     ---
Initial ............................100   100   100   100    100   100     100
August 2005 ........................ 99    88    83    73     63    53      43
August 2006 ........................ 98    78    69    54     40    28      18
August 2007 ........................ 96    69    58    40     25    15       8
August 2008 ........................ 95    62    49    29     16     8       4
August 2009 ........................ 94    55    41    22     10     4       2
August 2010 ........................ 92    48    34    16      7     2       1
August 2011 ........................ 90    42    28    12      4     1       0
August 2012 ........................ 87    37    23     9      3     1       0
August 2013 ........................ 85    32    19     6      2     0       0
August 2014 ........................ 82    28    16     4      1     0       0
August 2015 ........................ 79    24    13     3      1     0       0
August 2016 ........................ 76    21    11     2      0     0       0
August 2017 ........................ 73    18     9     2      0     0       0
August 2018 ........................ 70    16     7     1      0     0       0
August 2019 ........................ 66    13     6     1      0     0       0
August 2020 ........................ 63    11     5     1      0     0       0
August 2021 ........................ 59    10     4     0      0     0       0
August 2022 ........................ 55     8     3     0      0     0       0
August 2023 ........................ 51     7     2     0      0     0       0
August 2024 ........................ 47     6     2     0      0     0       0
August 2025 ........................ 42     5     1     0      0     0       0
August 2026 ........................ 38     4     1     0      0     0       0
August 2027 ........................ 33     3     1     0      0     0       0
August 2028 ........................ 28     2     1     0      0     0       0
August 2029 ........................ 22     2     0     0      0     0       0
August 2030 ........................ 17     1     0     0      0     0       0
August 2031 ........................ 11     1     0     0      0     0       0
August 2032 ........................  5     0     0     0      0     0       0
August 2033 ........................  0     0     0     0      0     0       0
Weighted Average Life (in years)**.. 18.01  7.43  5.36  3.24   2.20  1.59 1.20
---------
(**) Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $3,887,421, $0 and $4,142,956 respectively.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     In General

     Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the Class 7-A-1 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" herein.

     Certain U.S. Federal Income Tax Documentation Requirements

     A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (W-8BEN). In general, Beneficial Owners of certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if certificates are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a certificate for the account of another) or non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where certificates are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

     Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within United States is able to exercise primary supervision of the administration of the trust and one more United States persons have the authority to control all substantial decisions of the trust, (v) certain eligible trusts that elect to be taxed as U.S. Persons. This summary does not deal all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class 7-A-1 Certificates should consider carefully ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class 7-A-1 Certificates may be acquired by a person that is, or is investing behalf of or with plan assets of, a Plan if the conditions for application of the Exemption described in the Prospectus and Prospectus Supplement, including the requirement that investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

                                    RATINGS

     The Class 7-A-1 Certificates are currently rated "AAA" by Standard & Poor's, a division of the McGraw-Hill Companies, Inc., and "Aaa" by Moody's Investors Service, Inc. "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate CWMBS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, connection with offers and sales relating to market making transactions in the Class 7-A-Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                  EXHIBIT 1

Summary of Mortgage Loans in Group 1
(As of Reference Date)

Total Number of Loans                                60
Aggregate Principal Balance                 $20,069,096
Average Principal Balance                      $334,485    $90,325 to $996,650
Weighted Average Mortgage Rate                    5.178%    4.375% to 6.500%
Net Weighted Average Mortgage Rate                4.919%    4.116% to 6.241%
Weighted Average Original Term (months)             360        360 to 360
Weighted Average Remaining Term (months)            345        343 to 346
Weighted Average Loan-to-Value Ratio              77.15%    41.89% to 95.00%
Weighted Average FICO Credit Score                  698
Weighted Average Margin                            2.75%    2.750% to 3.100%
Weighted Average Maximum Rate                     11.18%   10.375% to 12.500%
Weighted Average Months to Roll                      21         19 to 22
Weighted Average Initial Periodic Cap Rate         3.00%    3.000% to 3.000%
Weighted Average Subsequent Periodic Cap Rate      1.00%    1.000% to 1.000%
Weighted Average Minimum Mortgage Rate             2.75%    2.750% to 3.100%

                                MORTGAGE RATES

                                                              Percentage
                                              Aggregate      of Mortgage
Mortgage                      Number of       Principal     Loans in Loan
Rate (%)                    Mortgage Loans     Balance         Group 1
------------------------------------------------------------------------------
4.375                              3            $908,000          4.52       %
4.5                                8          $2,542,515         12.67
4.625                              1            $258,000          1.29
4.75                               3          $1,280,931          6.38
4.875                              5          $1,940,454          9.67
5                                  5          $1,517,795          7.56
5.125                              4          $1,827,849          9.11
5.250                              4            $948,274          4.73
5.375                             10          $3,772,508         18.80
5.500                              4          $1,334,978          6.65
5.625                              3            $870,000          4.34
5.750                              2            $529,300          2.64
5.875                              2            $768,960          3.83
6.000                              1            $424,991          2.12
6.125                              1            $228,000          1.14
6.250                              1            $483,049          2.41
6.375                              1            $145,680          0.73
6.500                              2            $287,812          1.43
------------------------------------------------------------------------------
Total                             60         $20,069,096        100.00       %
------------------------------------------------------------------------------


                             CURRENT MORTGAGE LOAN
                              PRINCIPAL BALANCES

                                                              Percentage
                                               Aggregate     of Mortgage
Range of Mortgage             Number of        Principal    Loans in Loan
Principal Balances ($)      Mortgage Loans      Balance        Group 1
------------------------------------------------------------------------------
$50,000.01 - $100,000.00           1             $90,325          0.45       %
$100,000.01 - $150,000.00          1            $145,680          0.73
$150,000.01 - $200,000.00          9          $1,627,661          8.11
$200,000.01 - $250,000.00         10          $2,197,855         10.95
$250,000.01 - $300,000.00          7          $1,897,936          9.46
$300,000.01 - $350,000.00          8          $2,610,400         13.01
$350,000.01 - $400,000.00          7          $2,607,909         12.99
$400,000.01 - $450,000.00          5          $2,086,895         10.40
$450,000.01 - $500,000.00          6          $2,842,429         14.16
$500,000.01 - $550,000.00          1            $522,800          2.61
$550,000.01 - $600,000.00          2          $1,187,557          5.92
$600,000.01 - $650,000.00          2          $1,255,000          6.25
$750,000.01 - $1,000,000.00        1            $996,650          4.97
------------------------------------------------------------------------------
Total                             60         $20,069,096        100.00       %
------------------------------------------------------------------------------


                    ORIGINAL LOAN TO VALUE RATIOS

                                                              Percentage
                                               Aggregate     of Mortgage
Range of Original             Number of        Principal    Loans in Loan
Loan-to-Value Ratios %      Mortgage Loans      Balance        Group 1
------------------------------------------------------------------------------
50.00 or below                     2            $742,356          3.70       %
50.01 - 55.00                      1            $391,290          1.95
55.01 - 60.00                      1            $274,484          1.37
60.01 - 65.00                      1            $322,000          1.60
65.01 - 70.00                      5          $1,980,224          9.87
70.01 - 75.00                      8          $3,797,174         18.92
75.01 - 80.00                     28          $9,163,823         45.66
80.01 - 85.00                      1            $255,000          1.27
85.01 - 90.00                      3            $573,000          2.86
90.01 - 95.00                     10          $2,569,745         12.80
------------------------------------------------------------------------------
Total                             60         $20,069,096        100.00       %
------------------------------------------------------------------------------


                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal    Loans in Loan
State                       Mortgage Loans      Balance        Group 1
------------------------------------------------------------------------------
California                        40         $13,705,872         68.29       %
Colorado                           3            $659,635          3.29
Connecticut                        2            $882,500          4.40
Florida                            3            $823,517          4.10
Georgia                            2            $651,600          3.25
Illinois                           1            $996,650          4.97
Maryland                           3            $714,752          3.56
New Jersey                         1            $480,061          2.39
Nevada                             1            $207,000          1.03
Ohio                               1            $151,987          0.76
Virginia                           1            $411,594          2.05
Washington                         2            $383,928          1.91
------------------------------------------------------------------------------
Total                             60         $20,069,096        100.00       %
------------------------------------------------------------------------------

                           PURPOSE OF MORTGAGE LOANS

                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal    Loans in Loan
Loan Purpose                Mortgage Loans      Balance        Group 1
------------------------------------------------------------------------------
Refinance (rate/term)             37         $12,646,578         63.02       %
Refinance (cash-out)              23         $ 7,422,518         36.98
------------------------------------------------------------------------------
Total                             60         $20,069,096        100.00       %
------------------------------------------------------------------------------


                         TYPES OF MORTGAGED PROPERTIES

                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal    Loans in Loan
Property Type               Mortgage Loans      Balance        Group 1
------------------------------------------------------------------------------
Single Family                     32         $10,846,189         54.04       %
Planned Unit Development          16         $ 5,062,481         25.23
2-4 Family                         1         $   232,500          1.16
High-rise Condominium              1         $   996,650          4.97
Low-rise Condominium              10         $ 2,931,275         14.61
------------------------------------------------------------------------------
Total                             60         $20,069,096        100.00       %
------------------------------------------------------------------------------


                                OCCUPANCY TYPES

                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal    Loans in Loan
Occupancy Type              Mortgage Loans      Balance        Group 1
------------------------------------------------------------------------------
Primary Residence                 49         $17,399,826         86.70       %
Investor Property                 11         $ 2,669,271         13.30
------------------------------------------------------------------------------
Total                             60         $20,069,096        100.00       %
------------------------------------------------------------------------------


                              FICO CREDIT SCORES

                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal    Loans in Loan
FICO Credit Scores          Mortgage Loans      Balance        Group 1
------------------------------------------------------------------------------
781 - 800                          2            $658,000          3.28       %
761 - 780                          8          $2,961,820         14.76
741 - 760                          4          $1,221,426          6.09
721 - 740                          6          $1,608,780          8.02
701 - 720                          8          $2,495,872         12.44
681 - 700                          7          $1,601,390          7.98
661 - 680                         11          $4,565,061         22.75
641 - 660                          9          $2,846,209         14.18
621 - 640                          5          $2,110,538         10.52
------------------------------------------------------------------------------
Total                             60         $20,069,096        100.00       %
------------------------------------------------------------------------------


                          REMAINING TERMS TO MATURITY

                                                              Percentage
                                               Aggregate     of Mortgage
Remaining Terms               Number of        Principal    Loans in Loan
to Maturity (Months)        Mortgage Loans      Balance        Group 1
------------------------------------------------------------------------------
301 - 360                         60         $20,069,096        100.00       %
------------------------------------------------------------------------------
Total                             60         $20,069,096        100.00       %
------------------------------------------------------------------------------


                                 GROSS MARGIN

                                                             Percentage
                                               Aggregate     of Mortgage
Range of                      Number of        Principal    Loans in Loan
Gross Margin                Mortgage Loans      Balance        Group 1
------------------------------------------------------------------------------
2.001 - 3.000                     59         $19,887,096         99.09       %
3.001 - 4.000                      1            $182,000          0.91
------------------------------------------------------------------------------
Total                             60         $20,069,096        100.00       %
------------------------------------------------------------------------------


                           NEXT RATE ADJUSTMENT DATE

                                                              Percentage
                                               Aggregate     of Mortgage
Next Rate                     Number of        Principal    Loans in Loan
Adjustment Date             Mortgage Loans      Balance        Group 1
------------------------------------------------------------------------------
March 2006                         3          $796,702            3.97       %
April 2006                        20          $7,520,354         37.47
May 2006                          19          $5,862,320         29.21
June 2006                         18          $5,889,720         29.35
------------------------------------------------------------------------------
Total                             60         $20,069,096        100.00       %
------------------------------------------------------------------------------

                        MONTHS TO NEXT ADJUSTMENT DATE


Range of Number                                               Percentage
of Months to                                   Aggregate     of Mortgage
Next Adjustment Date          Number of        Principal    Loans in Loan
(Months)                    Mortgage Loans      Balance        Group 1
------------------------------------------------------------------------------
19 - 24                           60         $20,069,096        100          %
------------------------------------------------------------------------------
Total                             60         $20,069,096        100.00       %
------------------------------------------------------------------------------


                             MAXIMUM MORTGAGE RATE

                                                              Percentage
                                               Aggregate     of Mortgage
Range of Maximum              Number of        Principal    Loans in Loan
Mortgage Rates(%)           Mortgage Loans      Balance        Group 1
------------------------------------------------------------------------------
10.001 - 11.000                   24          $8,173,210        40.73        %
11.001 - 12.000                   31          $10,751,345       53.57
12.001 - 13.000                    5          $1,144,541         5.7
------------------------------------------------------------------------------
Total                             60         $20,069,096       100.00        %
------------------------------------------------------------------------------


                           INITIAL PERIODIC RATE CAP


                                                              Percentage
                                               Aggregate     of Mortgage
Initial Periodic              Number of        Principal    Loans in Loan
Rate Cap(%)                 Mortgage Loans      Balance        Group 1
------------------------------------------------------------------------------
3.000                             60         $20,069,096        100.00       %
------------------------------------------------------------------------------
Total                             60         $20,069,096        100.00       %
------------------------------------------------------------------------------


                         SUBSEQUENT PERIODIC RATE CAP


                                                              Percentage
                                               Aggregate     of Mortgage
Subsequent                    Number of        Principal    Loans in Loan
Rate Cap(%)                 Mortgage Loans      Balance        Group 1
------------------------------------------------------------------------------
1.000                             60         $20,069,096        100.00       %
------------------------------------------------------------------------------
Total                             60         $20,069,096        100.00       %
------------------------------------------------------------------------------


                             MINIMUM MORTGAGE RATE


                                                              Percentage
                                               Aggregate     of Mortgage
Range of Minimum              Number of        Principal    Loans in Loan
Mortgage Rates(%)           Mortgage Loans      Balance        Group 1
------------------------------------------------------------------------------
2.001 - 3.000                     59         $19,887,096         99.09       %
3.001 - 4.000                      1            $182,000          0.91
------------------------------------------------------------------------------
Total                             60         $20,069,096        100.00       %
------------------------------------------------------------------------------

Summary of Mortgage Loans in Group 2
(As of Reference Date)

Total Number of Loans                             62
Aggregate Principal Balance              $22,621,858
Average Principal Balance                   $364,869     $102,005 to $1,216,516
Weighted Average Mortgage Rate                 5.216%      4.000% to 7.000%
Net Weighted Average Mortgage Rate             4.957%      3.741% to 6.741%
Weighted Average Original Term (months)          360          360 to 360
Weighted Average Remaining Term (months)         345          336 to 346
Weighted Average Loan-to-Value Ratio           74.86%      16.47% to 95.00%
Weighted Average FICO Credit Score               708
Weighted Average Margin                         2.80%       2.75% to 5.00%
Weighted Average Maximum Rate                  11.20%      10.00% to 12.75%
Weighted Average Months to Roll                   21           12 to 22
Weighted Average Initial Periodic               3.00%       3.00% to 3.00%
 Cap Rate
Weighted Average Subsequent Periodic            1.01%       1.00% to 1.50%
 Cap Rate
Weighted Average Minimum Mortgage Rate          2.80%       2.75% to 5.00%

                                MORTGAGE RATES


                                                              Percentage
                                               Aggregate     of Mortgage
Mortgage                      Number of        Principal      Loans in
Rate (%)                    Mortgage Loans      Balance        Group 2
------------------------------------------------------------------------------
4                                  1            $228,720          1.01       %
4.25                               1            $420,000          1.86
4.375                              2            $562,730          2.49
4.5                                3          $1,065,398          4.71
4.75                               8          $3,633,642         16.06
4.875                              9          $3,539,159         15.64
5                                  7          $1,995,125          8.82
5.125                              2            $779,532          3.45
5.25                               3          $1,072,772          4.74
5.375                              7          $2,962,725         13.10
5.5                                1            $427,698          1.89
5.625                              3            $510,936          2.26
5.75                               4          $2,300,837         10.17
5.875                              2            $678,058          3.00
6.000                              3          $1,053,622          4.66
6.500                              2            $692,379          3.06
6.625                              1            $220,000          0.97
6.750                              1            $261,250          1.15
6.875                              1            $103,716          0.46
7.000                              1            $113,558          0.50
------------------------------------------------------------------------------
Total                             62         $22,621,858        100.00       %
------------------------------------------------------------------------------


                             CURRENT MORTGAGE LOAN
                              PRINCIPAL BALANCES

                                                              Percentage
                                               Aggregate     of Mortgage
Range of Mortgage             Number of        Principal       Loans in
Principal Balances ($)      Mortgage Loans      Balance        Group 2
------------------------------------------------------------------------------
$100,000.01 - $150,000.00          6            $637,043          2.82       %
$150,000.01 - $200,000.00          6          $1,064,288          4.70
$200,000.01 - $250,000.00          8          $1,762,447          7.79
$250,000.01 - $300,000.00          6          $1,612,498          7.13
$300,000.01 - $350,000.00          4          $1,302,373          5.76
$350,000.01 - $400,000.00          5          $1,919,949          8.49
$400,000.01 - $450,000.00          7          $2,994,673         13.24
$450,000.01 - $500,000.00         11          $5,274,215         23.31
$500,000.01 - $550,000.00          5          $2,635,856         11.65
$550,000.01 - $600,000.00          1            $576,000          2.55
$600,000.01 - $650,000.00          1            $650,000          2.87
$750,000.01 - $1,000,000.00        1            $976,000          4.31
$1,000,000.01 - $1,500,000.00      1          $1,216,516          5.38
------------------------------------------------------------------------------
Total                             62         $22,621,858        100.00       %
------------------------------------------------------------------------------


                         ORIGINAL LOAN TO VALUE RATIOS


                                                              Percentage
                                               Aggregate     of Mortgage
Range of Original             Number of        Principal       Loans in
Loan-to-Value Ratios %      Mortgage Loans      Balance        Group 2
------------------------------------------------------------------------------
50.00 or below                     2          $1,178,133          5.21       %
55.01 - 60.00                      3            $757,199          3.35
60.01 - 65.00                      2            $889,598          3.93
65.01 - 70.00                      2            $779,524          3.45
70.01 - 75.00                      9          $4,148,248         18.34
75.01 - 80.00                     35         $12,584,321         55.63
80.01 - 85.00                      2            $416,866          1.84
85.01 - 90.00                      3          $1,011,866          4.47
90.01 - 95.00                      4            $856,103          3.78
------------------------------------------------------------------------------
Total                             62         $22,621,858        100.00       %
------------------------------------------------------------------------------


                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES


                                                              Percentage
                                              Aggregate      of Mortgage
                    Number of                 Principal        Loans in
State             Mortgage Loans               Balance          Group 2
------------------------------------------------------------------------------
California            34                    $14,494,107          64.07       %
Colorado               5                    $ 1,154,438          5.10
Connecticut            1                    $   202,133          0.89
Florida                1                    $   483,495          2.14
Georgia                7                    $ 1,540,506          6.81
Hawaii                 1                    $   348,500          1.54
Illinois               2                    $   688,577          3.04
Maryland               1                    $   443,368          1.96
Michigan               2                    $   681,598          3.01
Nevada                 1                    $   113,558          0.50
Oregon                 1                    $   103,716          0.46
Virginia               6                    $ 2,367,862         10.47
------------------------------------------------------------------------------
Total                 62                    $22,621,858        100.00        %
------------------------------------------------------------------------------

                           PURPOSE OF MORTGAGE LOANS
                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal       Loans in
Loan Purpose                Mortgage Loans      Balance        Group 2
------------------------------------------------------------------------------
Refinance (rate/term)             39         $14,577,610         64.44       %
Refinance (cash-out)              23         $ 8,044,248         35.56
------------------------------------------------------------------------------
Total                             62         $22,621,858        100.00       %
------------------------------------------------------------------------------


                         TYPES OF MORTGAGED PROPERTIES


                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal      Loans in
Property Type               Mortgage Loans      Balance        Group 2
------------------------------------------------------------------------------
Single Family                     41         $14,022,691         61.99       %
Planned Unit Development          11         $ 6,096,938         26.95
Low-rise Condominium              10         $ 2,502,229         11.06
------------------------------------------------------------------------------
Total                             62         $22,621,858        100.00       %
------------------------------------------------------------------------------


                                  OCCUPANCY TYPES


                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal      Loans in
Occupancy Type              Mortgage Loans      Balance        Group 2
------------------------------------------------------------------------------
Primary Residence                 50         $17,895,806         79.11       %
Secondary Residence                2         $ 1,019,833          4.51
Investor Property                 10         $ 3,706,219         16.38
------------------------------------------------------------------------------
Total                             62         $22,621,858        100.00       %
------------------------------------------------------------------------------


                              FICO CREDIT SCORES

                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal      Loans in
FICO Credit Scores          Mortgage Loans      Balance        Group 2
------------------------------------------------------------------------------
781 - 800                          6          $2,438,273         10.78       %
761 - 780                          4          $1,582,537          7.00
741 - 760                          2          $1,552,000          6.86
721 - 740                          8          $3,097,880         13.69
701 - 720                         10          $2,596,668         11.48
681 - 700                         13          $4,839,061         21.39
661 - 680                          5          $2,151,978          9.51
641 - 660                          9          $2,785,600         12.31
621 - 640                          5          $1,577,862          6.97
------------------------------------------------------------------------------
Total                             62         $22,621,858        100.00       %
------------------------------------------------------------------------------


                          REMAINING TERMS TO MATURITY


                                                              Percentage
                                               Aggregate     of Mortgage
Remaining Terms               Number of        Principal      Loans in
to Maturity (Months)        Mortgage Loans       Balance        Group 2
------------------------------------------------------------------------------
301 - 360                         62         $22,621,858        100.00       %
------------------------------------------------------------------------------
Total                             62         $22,621,858        100.00       %
------------------------------------------------------------------------------


                                 GROSS MARGIN


                                                              Percentage
                                               Aggregate     of Mortgage
Range of                      Number of        Principal    Loans in Loan
Gross Margin                Mortgage Loans      Balance        Group 2
------------------------------------------------------------------------------
2.001 - 3.000                     59         $22,195,700         98.12       %
4.001 - 5.000                      3            $426,158          1.88
------------------------------------------------------------------------------
Total                             62         $22,621,858        100.00       %
------------------------------------------------------------------------------


                           NEXT RATE ADJUSTMENT DATE


                                                              Percentage
                                               Aggregate     of Mortgage
Next Rate                     Number of        Principal    Loans in Loan
Adjustment Date             Mortgage Loans      Balance        Group 2
------------------------------------------------------------------------------
August 2005                        2        $    217,274          0.96       %
September 2005                     1        $    208,884          0.92
March 2006                         2        $    438,400          1.94
April 2006                        12        $  4,907,716         21.69
May 2006                          25        $  9,718,754         42.96
June 2006                         20        $  7,130,830         31.52
------------------------------------------------------------------------------
Total                             62        $ 22,621,858        100.00       %
------------------------------------------------------------------------------

                        MONTHS TO NEXT ADJUSTMENT DATE


Range of Number                                               Percentage
of Months to                                   Aggregate     of Mortgage
Next Adjustment Date          Number of        Principal    Loans in Loan
(Months)                    Mortgage Loans      Balance        Group 2
------------------------------------------------------------------------------
7 - 12                             2            $217,274          0.96       %
13 - 18                            1            $208,884          0.92
19 - 24                           59         $22,195,700         98.12
------------------------------------------------------------------------------
Total                             62         $22,621,858        100.00       %
------------------------------------------------------------------------------


                             MAXIMUM MORTGAGE RATE


                                                              Percentage
                                               Aggregate     of Mortgage
Range of Maximum              Number of        Principal    Loans in Loan
Mortgage Rates(%)           Mortgage Loans      Balance        Group 2
------------------------------------------------------------------------------
9.001 - 10.000                     1            $228,720          1.01       %
10.001 - 11.000                   29         $10,928,145         48.31
11.001 - 12.000                   29         $10,500,248         46.42
12.001 - 13.000                    3            $964,745          4.26
------------------------------------------------------------------------------
Total                             62         $22,621,858        100.00       %
------------------------------------------------------------------------------


                           INITIAL PERIODIC RATE CAP


                                                              Percentage
                                               Aggregate     of Mortgage
Initial Periodic              Number of        Principal    Loans in Loan
Rate Cap(%)                 Mortgage Loans      Balance        Group 2
------------------------------------------------------------------------------
3.000                             62         $22,621,858        100.00       %
------------------------------------------------------------------------------
Total                             62         $22,621,858        100.00       %
------------------------------------------------------------------------------


                         SUBSEQUENT PERIODIC RATE CAP

                                                              Percentage
                                               Aggregate     of Mortgage
Subsequent                    Number of        Principal    Loans in Loan
Rate Cap(%)                 Mortgage Loans      Balance        Group 2
------------------------------------------------------------------------------
1.000                             61         $22,082,334         97.62       %
1.500                              1            $539,524          2.38
------------------------------------------------------------------------------
Total                             62         $22,621,858        100.00       %
------------------------------------------------------------------------------


                             MINIMUM MORTGAGE RATE


                                                              Percentage
                                               Aggregate     of Mortgage
Range of Minimum              Number of        Principal    Loans in Loan
Mortgage Rates(%)           Mortgage Loans       Balance        Group 2
------------------------------------------------------------------------------
2.001 - 3.000                     59         $22,195,700         98.12       %
4.001 - 5.000                      3            $426,158          1.88
------------------------------------------------------------------------------
Total                             62         $22,621,858        100.00       %
------------------------------------------------------------------------------

Summary of Mortgage Loans in Group 3
(As of Reference Date)

Total Number of Loans                                 40
Aggregate Principal Balance                  $13,838,150
Average Principal Balance                       $345,954    $79,577 to $750,000
Weighted Average Mortgage Rate                     5.366%    4.250% to 6.625%
Net Weighted Average Mortgage Rate                 5.107%    3.991% to 6.366%
Weighted Average Original Term (months)              360        360 to 360
Weighted Average Remaining Term (months)             345        342 to 346
Weighted Average Loan-to-Value Ratio               76.46%    55.08% to 94.92%
Weighted Average FICO Credit Score                   691
Weighted Average Margin                             2.80%    2.750% to 4.000%
Weighted Average Maximum Rate                      11.37%   10.250% to 12.625%
Weighted Average Months to Roll                       21         18 to 22
Weighted Average Initial Periodic Cap Rate          3.00%    3.000% to 3.000%
Weighted Average Subsequent Periodic Cap Rate       2.00%    2.000% to 2.000%
Weighted Average Minimum Mortgage Rate              2.80%    2.750% to 4.000%

                                   MORTGAGE RATES

                                                              Percentage
                                              Aggregate      of Mortgage
Mortgage                      Number of       Principal       Loans in
Rate (%)                     Mortgage Loans     Balance         Group 3
------------------------------------------------------------------------------
4.250                              1            $220,000          1.59       %
4.500                              2            $678,131          4.90
4.750                              1            $353,505          2.55
4.875                              5          $1,210,075          8.74
5.000                              2            $896,158          6.48
5.125                              5          $1,511,594         10.92
5.250                              4          $1,230,332          8.89
5.375                              5          $1,988,739         14.37
5.500                              4          $1,947,002         14.07
5.625                              4          $1,316,873          9.52
5.750                              2            $422,000          3.05
5.875                              1            $649,841          4.70
6.125                              1            $460,437          3.33
6.250                              1            $369,464          2.67
6.500                              1            $328,000          2.37
6.625                              1            $256,000          1.85
------------------------------------------------------------------------------
Total                             40         $13,838,150        100.00       %
------------------------------------------------------------------------------


                             CURRENT MORTGAGE LOAN
                              PRINCIPAL BALANCES



                                                              Percentage
                                               Aggregate     of Mortgage
Range of Mortgage             Number of        Principal      Loans in
Principal Balances ($)      Mortgage Loans      Balance        Group 3
------------------------------------------------------------------------------
$50,000.01 - $100,000.00           2            $167,569          1.21       %
$100,000.01 - $150,000.00          3            $375,131          2.71
$150,000.01 - $200,000.00          3            $515,223          3.72
$200,000.01 - $250,000.00          5          $1,130,161          8.17
$250,000.01 - $300,000.00          4          $1,048,688          7.58
$300,000.01 - $350,000.00          5          $1,664,597         12.03
$350,000.01 - $400,000.00          4          $1,512,236         10.93
$400,000.01 - $450,000.00          1            $402,342          2.91
$450,000.01 - $500,000.00          7          $3,334,030         24.09
$500,000.01 - $550,000.00          1            $508,952          3.68
$550,000.01 - $600,000.00          1            $555,951          4.02
$600,000.01 - $650,000.00          3          $1,873,269         13.54
$700,000.01 - $750,000.00          1            $750,000          5.42
------------------------------------------------------------------------------
Total                             40         $13,838,150        100.00       %
------------------------------------------------------------------------------


                         ORIGINAL LOAN TO VALUE RATIOS


                                                              Percentage
                                               Aggregate     of Mortgage
Range of Original             Number of        Principal       Loans in
Loan-to-Value Ratios %      Mortgage Loans      Balance        Group 3
------------------------------------------------------------------------------
55.01 - 60.00                      4          $1,832,259         13.24       %
60.01 - 65.00                      1            $220,000          1.59
65.01 - 70.00                      3            $947,898          6.85
70.01 - 75.00                      3            $942,857          6.81
75.01 - 80.00                     22          $7,760,979         56.08
80.01 - 85.00                      1            $611,428          4.42
85.01 - 90.00                      4          $1,256,729          9.08
90.01 - 95.00                      2            $266,000          1.92
------------------------------------------------------------------------------
Total                             40         $13,838,150        100.00       %
------------------------------------------------------------------------------


                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES



                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal       Loans in
State                       Mortgage Loans      Balance        Group 3
------------------------------------------------------------------------------
California                        24          $9,161,694         66.21       %
Colorado                           1            $203,161          1.47
Florida                            2            $243,682          1.76
Georgia                            1            $109,131          0.79
Hawaii                             1            $278,973          2.02
Illinois                           2            $707,437          5.11
Indiana                            1            $131,000          0.95
Kansas                             1            $649,841          4.70
Massachusetts                      1            $399,157          2.88
Maryland                           1            $402,342          2.91
Maine                              1            $172,000          1.24
Minnesota                          1            $321,284          2.32
New York                           2            $978,870          7.07
South Carolina                     1             $79,577          0.58
------------------------------------------------------------------------------
Total                             40         $13,838,150        100.00       %
------------------------------------------------------------------------------

                           PURPOSE OF MORTGAGE LOANS


                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal       Loans in
Loan Purpose                Mortgage Loans      Balance        Group 3
------------------------------------------------------------------------------
Refinance (rate/term)             26          $7,923,043         57.26       %
Refinance (cash-out)              14          $5,915,107         42.74
------------------------------------------------------------------------------
Total                             40          13,838,150        100.00       %
------------------------------------------------------------------------------


                        TYPES OF MORTGAGED PROPERTIES




                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal       Loans in
Property Type               Mortgage Loans      Balance        Group 3
------------------------------------------------------------------------------
Single Family                     25        $  8,674,106         62.68       %
Planned Unit Development           6        $  2,181,366         15.76
2-4 Family                         2        $    655,533          4.74
High-rise Condominium              1        $    353,505          2.55
Low-rise Condominium               6        $  1,973,640         14.26
------------------------------------------------------------------------------
Total                             40        $ 13,838,150        100.00       %
------------------------------------------------------------------------------



                                  OCCUPANCY TYPES

                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal       Loans in
Occupancy Type              Mortgage Loans       Balance        Group 3
------------------------------------------------------------------------------
Primary Residence                 33        $ 12,305,412         88.92       %
Secondary Residence                1        $     87,992          0.64
Investor Property                  6        $  1,444,746         10.44
------------------------------------------------------------------------------
Total                             40        $ 13,838,150        100.00       %
------------------------------------------------------------------------------



                              FICO CREDIT SCORES

                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal       Loans in
FICO Credit Scores          Mortgage Loans      Balance        Group 3
------------------------------------------------------------------------------
761 - 780                          2            $964,933          6.97       %
741 - 760                          2            $704,000          5.09
721 - 740                          7          $2,233,101         16.14
701 - 720                          5          $1,785,651         12.90
681 - 700                          6          $1,693,766         12.24
661 - 680                          3            $854,860          6.18
641 - 660                          9          $3,109,682         22.47
621 - 640                          5          $2,024,157         14.63
------------------------------------------------------------------------------
Total                             40         $13,838,150        100.00       %
------------------------------------------------------------------------------


                         REMAINING TERMS TO MATURITY


                                                              Percentage
                                               Aggregate     of Mortgage
Remaining Terms               Number of        Principal       Loans in
to Maturity (Months)        Mortgage Loans      Balance        Group 3
------------------------------------------------------------------------------
301 - 360                         40         $13,838,150        100.00       %
------------------------------------------------------------------------------
Total                             40         $13,838,150        100.00       %
------------------------------------------------------------------------------


                                 GROSS MARGIN


                                                              Percentage
                                               Aggregate     of Mortgage
Range of                      Number of        Principal       Loans in
Gross Margin                Mortgage Loans      Balance        Group 3
------------------------------------------------------------------------------
2.001 - 3.000                     37         $13,031,596         94.17       %
3.001 - 4.000                      3            $806,554          5.83
------------------------------------------------------------------------------
Total                             40         $13,838,150        100.00       %
------------------------------------------------------------------------------


                           NEXT RATE ADJUSTMENT DATE


                                                              Percentage
                                               Aggregate     of Mortgage
Next Rate                     Number of        Principal       Loans in
Adjustment Date             Mortgage Loans      Balance        Group 3
------------------------------------------------------------------------------
February 2006                      2        $  1,080,000          7.8        %
March 2006                         7        $  1,804,426         13.04
April 2006                        10        $  2,641,309         19.09
May 2006                          10        $  4,097,323         29.61
June 2006                         11        $  4,215,092         30.46
------------------------------------------------------------------------------
Total                             40        $ 13,838,150        100.00       %
------------------------------------------------------------------------------

                        MONTHS TO NEXT ADJUSTMENT DATE


Range of Number                                               Percentage
of Months to                                   Aggregate     of Mortgage
Next Adjustment Date          Number of        Principal       Loans in
(Months)                    Mortgage Loans       Balance       Group 3
------------------------------------------------------------------------------
13 - 18                            2        $  1,080,000          7.80       %
19 - 24                           38        $ 12,758,150         92.2
------------------------------------------------------------------------------
Total                             40        $ 13,838,150        100.00       %
------------------------------------------------------------------------------


                             MAXIMUM MORTGAGE RATE


                                                              Percentage
                                               Aggregate     of Mortgage
Range of Maximum              Number of        Principal       Loans in
Mortgage Rates(%)           Mortgage Loans      Balance        Group 3
------------------------------------------------------------------------------
10.001 - 11.000                   11        $  3,357,868         24.27       %
11.001 - 12.000                   25        $  9,066,381         65.52
12.001 - 13.000                    4        $  1,413,901         10.22
------------------------------------------------------------------------------
Total                             40        $ 13,838,150        100.00       %
------------------------------------------------------------------------------




                           INITIAL PERIODIC RATE CAP


                                                              Percentage
                                               Aggregate     of Mortgage
Initial Periodic              Number of        Principal       Loans in
Rate Cap(%)                 Mortgage Loans      Balance        Group 3
------------------------------------------------------------------------------
3.000                             40        $ 13,838,150        100.00       %
------------------------------------------------------------------------------
Total                             40        $ 13,838,150        100.00       %
------------------------------------------------------------------------------


                         SUBSEQUENT PERIODIC RATE CAP


                                                              Percentage
                                               Aggregate     of Mortgage
Subsequent                    Number of        Principal       Loans in
Rate Cap(%)                 Mortgage Loans      Balance        Group 3
------------------------------------------------------------------------------
2.000                             40        $ 13,838,150        100.00       %
------------------------------------------------------------------------------
Total                             40        $ 13,838,150        100.00       %
------------------------------------------------------------------------------


                             MINIMUM MORTGAGE RATE


                                                              Percentage
                                               Aggregate     of Mortgage
Range of Minimum              Number of        Principal       Loans in
Mortgage Rates(%)           Mortgage Loans      Balance        Group 3
------------------------------------------------------------------------------
2.001 - 3.000                     37        $ 13,031,596         94.17       %
3.001 - 4.000                      3        $    806,554          5.83
------------------------------------------------------------------------------
Total                             40        $ 13,838,150        100.00       %
------------------------------------------------------------------------------

Summary of Mortgage Loans in Group 4
(As of Reference Date)


Total Number of Loans                                204
Aggregate Principal Balance                      $79,654,475
Average Principal Balance                          $390,463          $94,300 to $1,437,310
Weighted Average Mortgage Rate                      4.973%            4.000% to 6.000%
Net Weighted Average Mortgage Rate                  4.714%            3.741% to 5.741%
Weighted Average Original Term (months)              360                 360 to 360
Weighted Average Remaining Term (months)             344                 337 to 347
Weighted Average Loan-to-Value Ratio               67.98%             10.12% to 86.48%
Weighted Average FICO Credit Score                   730
Weighted Average Margin                             2.26%             2.250% to 3.950%
Weighted Average Maximum Rate                       9.97%             9.000% to 11.000%
Weighted Average Months to Roll                       44                  37 to 47
Weighted Average Initial Periodic Cap Rate          5.00%             2.000% to 5.000%
Weighted Average Subsequent Periodic Cap Rate       2.00%             1.000% to 2.000%
Weighted Average Minimum Mortgage Rate              2.26%             2.250% to 3.950%

                                MORTGAGE RATES

                                                              Percentage
                                              Aggregate      of Mortgage
Mortgage                      Number of       Principal        Loans in
Rate (%)                    Mortgage Loans     Balance         Group 4
------------------------------------------------------------------------------
4.000                              1        $    503,117          0.63       %
4.250                              1        $    480,000          0.60
4.375                             12        $  5,264,391          6.61
4.500                              7        $  3,471,781          4.36
4.625                             13        $  4,471,206          5.61
4.750                             15        $  5,270,076          6.62
4.875                             41        $ 15,386,488         19.32
5.000                             34        $ 16,583,315         20.82
5.125                             29        $ 10,677,741         13.41
5.240                              1        $    421,691          0.53
5.250                             14        $  5,442,181          6.83
5.375                             16        $  4,736,590          5.95
5.500                             13        $  4,427,388          5.56
5.625                              3        $  1,185,809          1.49
5.750                              2        $    650,237          0.82
5.875                              1        $    190,833          0.24
6.000                              1        $    491,631          0.62
------------------------------------------------------------------------------
Total                            204        $ 79,654,475        100.00       %
------------------------------------------------------------------------------




                             CURRENT MORTGAGE LOAN
                              PRINCIPAL BALANCES

                                                              Percentage
                                               Aggregate     of Mortgage
Range of Mortgage             Number of        Principal      Loans in
Principal Balances ($)      Mortgage Loans      Balance        Group 4
------------------------------------------------------------------------------
$50,000.01 - $100,000.00           2        $    193,826          0.24       %
$100,000.01 - $150,000.00         15        $  1,914,490          2.40
$150,000.01 - $200,000.00         13        $  2,359,947          2.96
$200,000.01 - $250,000.00         18        $  4,143,903          5.20
$250,000.01 - $300,000.00         21        $  5,780,097          7.26
$300,000.01 - $350,000.00         28        $  9,180,577         11.53
$350,000.01 - $400,000.00         28        $ 10,410,133         13.07
$400,000.01 - $450,000.00         13        $  5,540,441          6.96
$450,000.01 - $500,000.00         26        $ 12,357,208         15.51
$500,000.01 - $550,000.00         12        $  6,265,712          7.87
$550,000.01 - $600,000.00          7        $  4,090,998          5.14
$600,000.01 - $650,000.00          8        $  5,049,237          6.34
$700,000.01 - $750,000.00          3        $  2,184,122          2.74
$750,000.01 - $1,000,000.00        8        $  7,486,473          9.40
$1,000,000.01 - $1,500,000 00      2        $  2,697,310          3.39
------------------------------------------------------------------------------
Total                            204        $ 79,654,475        100.00       %




                         ORIGINAL LOAN TO VALUE RATIOS

                                                              Percentage
                                               Aggregate     of Mortgage
Range of Original             Number of        Principal      Loans in
Loan-to-Value Rations %     Mortgage Loans      Balance        Group 4
------------------------------------------------------------------------------
50.00 or below                    30        $ 11,802,075         14.82       %
50.01 - 55.00                      9        $  2,476,019          3.11
55.01 - 60.00                      5        $  1,880,480          2.36
60.01 - 65.00                     20        $  9,551,098         11.99
65.01 - 70.00                     24        $ 11,416,100         14.33
70.01 - 75.00                     22        $ 10,427,356         13.09
75.01 - 80.00                     90        $ 31,165,085         39.13
80.01 - 85.00                      3        $    636,066          0.80
85.01 - 90.00                      1        $    300,196          0.38
------------------------------------------------------------------------------
Total                            204        $ 79,654,475        100.00       %
------------------------------------------------------------------------------

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal      Loans in
State                       Mortgage Loans      Balance        Group 4
------------------------------------------------------------------------------
Alabama                            1        $    379,981          0.48       %
Arizona                            3        $    686,852          0.86
California                        67        $ 28,331,994         35.57
Colorado                          38        $ 14,472,273         18.17
Connecticut                        1        $    586,752          0.74
District of Columbia               2        $    719,653          0.90
Florida                            9        $  3,198,148          4.02
Georgia                            4        $  1,782,166          2.24
Hawaii                             2        $  1,785,800          2.24
Illinois                          18        $  6,271,198          7.87
Kansas                             1        $    396,150          0.50
Lousiana                           1        $    182,724          0.23
Massachusetts                      9        $  3,781,163          4.75
Maryland                           3        $    627,038          0.79
Michigan                           1        $    199,224          0.25
Missouri                           1        $    117,633          0.15
Montana                            1        $    150,000          0.19
North Carolina                     3        $  1,119,783          1.41
New Hampshire                      1        $    493,550          0.62
New Jersey                         3        $  1,928,340          2.42
Nevada                             1        $    523,406          0.66
New York                           4        $  1,465,859          1.84
Ohio                               2        $    470,232          0.59
Oklahoma                           2        $    440,959          0.55
Oregon                             2        $    642,073          0.81
Pennsylvania                       1        $    137,600          0.17
Rhode Island                       2        $    616,126          0.77
South Carolilna                    1        $    308,755          0.39
Tennessee                          3        $    732,748          0.92
Texas                              4        $  1,608,624          2.02
Utah                               1        $    280,237          0.35
Virginia                           5        $  2,931,705          3.68
Washington                         5        $  1,580,727          1.98
Wisconsin                          1        $    380,000          0.48
Wyoming                            1        $    325,000          0.41
------------------------------------------------------------------------------
Total                            204        $ 79,654,475        100.00       %
------------------------------------------------------------------------------


                           PURPOSE OF MORTGAGE LOANS

                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal       Loans in
Loan Purpose                Mortgage Loans      Balance        Group 4
------------------------------------------------------------------------------
Refinance (rate/term)            132        $ 52,427,630         65.82       %
Refinance (cash-out)              72        $ 27,226,845         34.18
------------------------------------------------------------------------------
Total                            204        $ 79,654,475        100.00       %
------------------------------------------------------------------------------


                         TYPES OF MORTGAGED PROPERTIES

                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal       Loans in
Property Type               Mortgage Loans      Balance        Group 4
------------------------------------------------------------------------------
Single Family                    142        $ 57,486,189         72.17       %
Planned Unit Development          34        $ 13,596,211         17.07
2-4 Family                         3        $    800,558          1.01
Co-operative                       2        $    779,620          0.98
High-rise Condominium              4        $  1,870,941          2.35
Low-rise Condominium              19        $  5,120,956          6.43
------------------------------------------------------------------------------
Total                            204        $ 79,654,475        100.00       %
------------------------------------------------------------------------------


                                OCCUPANCY TYPES

                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal      Loans in
Occupancy Type              Mortgage Loans      Balance        Group 4
------------------------------------------------------------------------------
Primary Residence                185        $ 72,861,172         91.47       %
Secondary Residence               19        $  6,793,303          8.53
------------------------------------------------------------------------------
Total                            204        $ 79,654,475        100.00       %
------------------------------------------------------------------------------

                              FICO CREDIT SCORES

                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal       Loans in
FICO Credit Scores          Mortgage Loans      Balance        Group 4
------------------------------------------------------------------------------
Unknown                            1        $    485,718          0.61       %
801 - 820                          4        $    920,948          1.16
781 - 800                         21        $  8,250,099         10.36
761 - 780                         31        $ 12,983,696         16.30
741 - 760                         37        $ 13,741,042         17.25
721 - 740                         24        $ 10,170,246         12.77
701 - 720                         35        $ 13,495,337         16.94
681 - 700                         32        $ 11,189,421         14.05
661 - 680                         11        $  4,838,111          6.07
641 - 660                          3        $  1,243,470          1.56
621 - 640                          4        $  1,611,387          2.02
601 - 620                          1        $    725,000          0.91
------------------------------------------------------------------------------
Total                            204        $ 79,654,475        100.00       %
------------------------------------------------------------------------------


                          REMAINING TERMS TO MATURITY

                                                              Percentage
                                               Aggregate     of Mortgage
Remaining Terms               Number of        Principal       Loans in
to Maturity (Months)        Mortgage Loans      Balance        Group 4
------------------------------------------------------------------------------
301 - 360                        204        $ 79,654,475        100.00       %
------------------------------------------------------------------------------
Total                            204        $ 79,654,475        100.00       %
------------------------------------------------------------------------------


                                 GROSS MARGIN

                                                              Percentage
                                               Aggregate     of Mortgage
Range of                      Number of        Principal     Loans in Loan
Gross Margin                Mortgage Loans      Balance        Group 4
------------------------------------------------------------------------------
2.001 - 3.000                    203        $ 79,232,784         99.47       %
3.001 - 4.000                      1        $    421,691          0.53
------------------------------------------------------------------------------
Total                            204        $ 79,654,475        100.00       %
------------------------------------------------------------------------------


                           NEXT RATE ADJUSTMENT DATE

                                                              Percentage
                                               Aggregate     of Mortgage
Next Rate                     Number of        Principal    Loans in Loan
Adjustment Date             Mortgage Loans      Balance        Group 4
------------------------------------------------------------------------------
September 2007                     1        $    256,315          0.32       %
October 2007                       2        $    384,526          0.48
November 2007                      1        $    259,230          0.33
December 2007                     10        $  2,760,498          3.47
January 2008                      12        $  3,997,333          5.02
February 2008                     17        $  7,167,945            9
March 2008                        14        $  5,310,587          6.67
April 2008                        76        $ 30,038,179         37.71
May 2008                          45        $ 19,066,111         23.94
June 2008                         12        $  5,618,420          7.05
July 2008                         14        $  4,795,330          6.02
------------------------------------------------------------------------------
Total                            204        $ 79,654,475        100.00       %
------------------------------------------------------------------------------


                        MONTHS TO NEXT ADJUSTMENT DATE

Range of Number                                               Percentage
of Months to                                   Aggregate     of Mortgage
Next Adjustment Date          Number of        Principal    Loans in Loan
(Months)                    Mortgage Loans      Balance        Group 4
------------------------------------------------------------------------------
32 - 37                            1        $    256,315          0.32       %
38 - 42                           42        $ 14,569,533         18.29
43 - 49                          161        $ 64,828,627         81.39
------------------------------------------------------------------------------
Total                            204        $ 79,654,475        100.00       %
------------------------------------------------------------------------------


                             MAXIMUM MORTGAGE RATE

                                                              Percentage
                                               Aggregate     of Mortgage
Range of Maximum              Number of        Principal    Loans in Loan
Mortgage Rates(%)           Mortgage Loans      Balance        Group 4
------------------------------------------------------------------------------
8.001 - 9.000                      1        $    503,117          0.63       %
9.001 - 10.000                   123        $ 50,927,257         63.94
10.001 - 11.000                   80        $ 28,224,101         35.43
------------------------------------------------------------------------------
Total                            204        $ 79,654,475        100.00       %
------------------------------------------------------------------------------

                           INITIAL PERIODIC RATE CAP


                                                              Percentage
                                               Aggregate     of Mortgage
Initial Periodic              Number of        Principal    Loans in Loan
Rate Cap(%)                 Mortgage Loans      Balance        Group 4
------------------------------------------------------------------------------
2.000                              1        $    121,028          0.15       %
5.000                            203        $ 79,533,447         99.85
------------------------------------------------------------------------------
Total                            204        $ 79,654,475        100.00       %
------------------------------------------------------------------------------

                         SUBSEQUENT PERIODIC RATE CAP

                                                              Percentage
                                               Aggregate     of Mortgage
Subsequent                    Number of        Principal    Loans in Loan
Rate Cap(%)                 Mortgage Loans      Balance        Group 4
------------------------------------------------------------------------------
1.000                              1        $    421,691          0.53       %
2.000                            203        $ 79,232,784         99.47
------------------------------------------------------------------------------
Total                            204        $ 79,654,475        100.00       %
------------------------------------------------------------------------------


                             MINIMUM MORTGAGE RATE

                                                              Percentage
                                               Aggregate     of Mortgage
Range of Minimum              Number of        Principal    Loans in Loan
Mortgage Rates(%)           Mortgage Loans      Balance        Group 4
------------------------------------------------------------------------------
2.001 - 3.000                    203        $ 79,232,784         99.47       %
3.001 - 4.000                      1        $    421,691          0.53
------------------------------------------------------------------------------
Total                            204        $ 79,654,475        100.00       %
------------------------------------------------------------------------------

Summary of Mortgage Loans in
Group 5 (As of Reference
Date)

Total Number of Loans                                    47
Aggregate Principal Balance                          $18,501,644
Average Principal Balance                             $393,652              $73,547 to $982,257
Weighted Average Mortgage Rate                         5.292%                4.375% to 6.000%
Net Weighted Average Mortgage Rate                     5.033%                4.116% to 5.741%
Weighted Average Original Term (months)                 360                     360 to 360
Weighted Average Remaining Term (months)                342                     328 to 346
Weighted Average Loan-to-Value Ratio                   68.28%                25.33% to 90.00%
Weighted Average FICO Credit Score                      732
Weighted Average Margin                                 2.94%                2.750% to 4.000%
Weighted Average Maximum Rate                          11.03%                9.375% to 11.875%
Weighted Average Months to Roll                          42                      28 to 46
Weighted Average Initial Periodic Cap Rate              5.58%                2.000% to 6.000%
Weighted Average Subsequent Periodic Cap Rate           2.00%                2.000% to 2.000%
Weighted Average Minimum Mortgage Rate                  2.94%                2.750% to 4.000%

                                MORTGAGE RATES

                                                              Percentage
                                              Aggregate      of Mortgage
Mortgage                      Number of       Principal        Loans in
Rate (%)                     Mortgage Loans     Balance         Group 5
------------------------------------------------------------------------------
4.375                              1        $    266,362          1.44       %
4.500                              1        $    203,782          1.10
4.625                              1        $    433,412          2.34
4.750                              1        $    344,228          1.86
4.875                              5        $  2,155,486         11.65
5.000                              3        $    847,151          4.58
5.125                              2        $    667,031          3.61
5.250                             11        $  5,610,446         30.32
5.375                              6        $  2,362,196         12.77
5.500                              4        $  1,661,252          8.98
5.625                              6        $  2,013,562         10.88
5.750                              1        $    318,193          1.72
5.875                              3        $    960,250          5.19
6.000                              2        $    658,294          3.56
------------------------------------------------------------------------------
Total                             47        $ 18,501,644        100.00       %
------------------------------------------------------------------------------

                             CURRENT MORTGAGE LOAN
                              PRINCIPAL BALANCES

                                                              Percentage
                                               Aggregate     of Mortgage
Range of Mortgage             Number of        Principal       Loans in
Principal Balances ($)      Mortgage Loans      Balance        Group 5
------------------------------------------------------------------------------
$50,000.01 - $100,000.00           2        $    166,615          0.90       %
$100,000.01 - $150,000.00          1        $    129,648          0.70
$200,000.01 - $250,000.00          1        $    203,782          1.10
$250,000.01 - $300,000.00          3        $    785,260          4.24
$300,000.01 - $350,000.00         10        $  3,320,258         17.95
$350,000.01 - $400,000.00         11        $  4,146,403         22.41
$400,000.01 - $450,000.00         11        $  4,734,973         25.59
$450,000.01 - $500,000.00          2        $    957,907          5.18
$500,000.01 - $550,000.00          2        $  1,072,521          5.80
$550,000.01 - $600,000.00          1        $    566,590          3.06
$600,000.01 - $650,000.00          1        $    635,910          3.44
$750,000.01 - $1,000,000.00        2        $  1,781,776          9.63
------------------------------------------------------------------------------
Total                             47        $ 18,501,644        100.00       %
------------------------------------------------------------------------------


                    ORIGINAL LOAN TO VALUE RATIOS

                                                              Percentage
                                               Aggregate     of Mortgage
Range of Original             Number of        Principal       Loans in
Loan-to-Value Ratios %      Mortgage Loans      Balance        Group 5
------------------------------------------------------------------------------
50.00 or below                     5        $  2,178,740         11.78       %
50.01 - 55.00                      1        $    322,684          1.74
55.01 - 60.00                      4        $  1,800,857          9.73
60.01 - 65.00                      3        $  1,249,142          6.75
65.01 - 70.00                      5        $  1,942,511         10.50
70.01 - 75.00                     11        $  4,339,499         23.45
75.01 - 80.00                     14        $  5,720,528         30.92
85.01 - 90.00                      4        $    947,684          5.12
------------------------------------------------------------------------------
Total                             47        $ 18,501,644        100.00       %
------------------------------------------------------------------------------

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal       Loans in
State                       Mortgage Loans     Balance         Group 5
------------------------------------------------------------------------------
Arizona                            1        $    398,196          2.15       %
California                         9        $  3,323,010         17.96
Colorado                           4        $  1,872,721         10.12
Florida                            4        $  2,112,895         11.42
Georgia                            1        $    268,419          1.45
Illinois                           4        $    938,542          5.07
Indiana                            1        $    203,782          1.10
Massachusetts                      9        $  4,276,297         23.11
Maryland                           1        $    348,906          1.89
Minnesota                          2        $    686,631          3.71
North Carolina                     2        $    839,075          4.54
New Jersey                         3        $  1,106,401          5.98
Oregon                             1        $    540,474          2.92
Pennsylvania                       1        $    381,735          2.06
South Carolina                     1        $     93,069          0.50
Texas                              2        $    731,154          3.95
Washington                         1        $    380,338          2.06
------------------------------------------------------------------------------
Total                             47        $ 18,501,644        100.00       %
------------------------------------------------------------------------------

                           PURPOSE OF MORTGAGE LOANS

                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal       Loans in
Loan Purpose                Mortgage Loans      Balance        Group 5
------------------------------------------------------------------------------
Refinance (rate/term)             37        $ 14,068,040         76.04       %
Refinance (cash-out)              10        $  4,433,603         23.96
------------------------------------------------------------------------------
Total                             47        $ 18,501,644        100.00       %
------------------------------------------------------------------------------


                         TYPES OF MORTGAGED PROPERTIES

                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal       Loans in
Property Type               Mortgage Loans     Balance         Group 5
------------------------------------------------------------------------------
Single Family                     29        $ 11,975,651         64.73       %
Planned Unit Development           6        $  2,314,690         12.51
2-4 Family                         2        $    640,355          3.46
Low-rise Condominium              10        $  3,570,948         19.30
------------------------------------------------------------------------------
Total                             47        $ 18,501,644        100.00       %
------------------------------------------------------------------------------


                                OCCUPANCY TYPES

                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal       Loans in
Occupancy Type              Mortgage Loans      Balance        Group 5
------------------------------------------------------------------------------
Primary Residence                 37        $ 14,760,588         79.78       %
Secondary Residence                6        $  2,586,168         13.98
Investor Property                  4        $  1,154,889          6.24
------------------------------------------------------------------------------
Total                             47        $ 18,501,644        100.00       %
------------------------------------------------------------------------------


                              FICO CREDIT SCORES

                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal       Loans in
FICO Credit Scores          Mortgage Loans      Balance        Group 5
------------------------------------------------------------------------------
Unknown                            1        $    268,419          1.45       %
781 - 800                          5        $  1,468,671          7.94
761 - 780                          7        $  2,827,737         15.28
741 - 760                         12        $  5,570,953         30.11
721 - 740                          6        $  1,768,992          9.56
701 - 720                          8        $  3,508,483         18.96
681 - 700                          3        $  1,161,085          6.28
661 - 680                          2        $    750,290          4.06
641 - 660                          1        $    372,286          2.01
621 - 640                          1        $    468,985          2.53
601 - 620                          1        $    335,743          1.81
------------------------------------------------------------------------------
Total                             47        $ 18,501,644        100.00       %
------------------------------------------------------------------------------


                          REMAINING TERMS TO MATURITY

                                                              Percentage
                                               Aggregate     of Mortgage
Remaining Terms               Number of        Principal       Loans in
to Maturity (Months)        Mortgage Loans      Balance        Group 5
------------------------------------------------------------------------------
301 - 360                         47        $ 18,501,644        100.00       %
------------------------------------------------------------------------------
Total                             47        $ 18,501,644        100.00       %
------------------------------------------------------------------------------


                                 GROSS MARGIN

                                                              Percentage
                                               Aggregate     of Mortgage
Range of                      Number of        Principal    Loans in Loan
Gross Margin                Mortgage Loans      Balance        Group 5
------------------------------------------------------------------------------
2.001 - 3.000                     38        $ 14,848,764         80.26       %
3.001 - 4.000                      9        $  3,652,879         19.74
------------------------------------------------------------------------------
Total                             47        $ 18,501,644        100.00       %
------------------------------------------------------------------------------


                           NEXT RATE ADJUSTMENT DATE

                                                              Percentage
                                               Aggregate     of Mortgage
Next Rate                     Number of        Principal    Loans in Loan
Adjustment Date             Mortgage Loans      Balance        Group 5
------------------------------------------------------------------------------
December 2006                      1        $    268,419          1.45       %
April 2007                         1        $     93,069          0.5
November 2007                      1        $    446,238          2.41
December 2007                      3        $  1,147,877          6.2
January 2008                       6        $  2,353,240         12.72
February 2008                     14        $  5,542,178         29.96
March 2008                        10        $  4,506,791         24.36
May 2008                           9        $  3,134,373         16.94
June 2008                          2        $  1,009,460          5.46
------------------------------------------------------------------------------
Total                             47        $ 18,501,644        100.00       %
------------------------------------------------------------------------------

                        MONTHS TO NEXT ADJUSTMENT DATE


Range of Number                                               Percentage
of Months to                                   Aggregate     of Mortgage
Next Adjustment Date          Number of        Principal    Loans in Loan
(Months)                    Mortgage Loans      Balance        Group 5
------------------------------------------------------------------------------
25 - 31                            1        $    268,419          1.45       %
32 - 37                            1        $     93,069          0.5
38 - 42                           24        $  9,489,533         51.29
43 - 49                           21        $  8,650,624         46.76
------------------------------------------------------------------------------
Total                             47        $ 18,501,644        100.00       %
------------------------------------------------------------------------------

                             MAXIMUM MORTGAGE RATE


                                                              Percentage
                                               Aggregate     of Mortgage
Range of Maximum              Number of        Principal    Loans in Loan
Mortgage Rates(%)           Mortgage Loans      Balance        Group 5
------------------------------------------------------------------------------
9.001 - 10.000                     5        $  1,580,493          8.54       %
10.001 - 11.000                   15        $  5,904,262         31.91
11.001 - 12.000                   27        $ 11,016,889         59.55
------------------------------------------------------------------------------
Total                             47        $ 18,501,644        100.00       %
------------------------------------------------------------------------------

                           INITIAL PERIODIC RATE CAP


                                                              Percentage
                                               Aggregate     of Mortgage
Initial Periodic              Number of        Principal    Loans in Loan
Rate Cap(%)                 Mortgage Loans      Balance        Group 5
------------------------------------------------------------------------------
2.000                              3        $    935,872          5.06       %
5.000                             11        $  3,972,025         21.47
6.000                             33        $ 13,593,747         73.47
------------------------------------------------------------------------------
Total                             47        $ 18,501,644        100.00       %
------------------------------------------------------------------------------

                         SUBSEQUENT PERIODIC RATE CAP


                                                              Percentage
                                               Aggregate     of Mortgage
Subsequent                    Number of        Principal    Loans in Loan
Rate Cap(%)                 Mortgage Loans       Balance        Group 5
------------------------------------------------------------------------------
2.000                             47        $ 18,501,644        100.00       %
------------------------------------------------------------------------------
Total                             47        $ 18,501,644        100.00       %
------------------------------------------------------------------------------


                             MINIMUM MORTGAGE RATE

                                                              Percentage
                                               Aggregate     of Mortgage
Range of Minimum              Number of        Principal    Loans in Loan
Mortgage Rates(%)           Mortgage Loans      Balance        Group 5
------------------------------------------------------------------------------
2.001 - 3.000                     38        $ 14,848,764         80.26       %
3.001 - 4.000                      9        $  3,652,879         19.74
------------------------------------------------------------------------------
Total                             47        $ 18,501,644        100.00       %
------------------------------------------------------------------------------

Summary of Mortgage Loans in
Group 6 (As of Reference
Date)

Total Number of Loans                                    34
Aggregate Principal Balance                          $15,710,928
Average Principal Balance                              $462,086             $266,297 to $874,352
Weighted Average Mortgage Rate                           6.498%               5.750% to 7.375%
Net Weighted Average Mortgage Rate                       6.239%               5.491% to 7.116%
Weighted Average Original Term (months)                 360                      360 to 360
Weighted Average Remaining Term (months)                343                      342 to 343
Weighted Average Loan-to-Value Ratio                   74.83%                 57.23% to 84.89%
Weighted Average FICO Credit Score                      688
Weighted Average Margin                                 2.75%                 2.750% to 2.750%
Weighted Average Maximum Rate                          11.50%                10.750% to 12.375%
Weighted Average Months to Roll                          43                       42 to 43
Weighted Average Initial Periodic Cap Rate              5.00%                 5.000% to 5.000%
Weighted Average Subsequent Periodic Cap Rate           1.00%                 1.000% to 1.000%
Weighted Average Minimum Mortgage Rate                  2.75%                 2.750% to 2.750%


                                MORTGAGE RATES

                                                              Percentage
                                              Aggregate      of Mortgage
Mortgage                      Number of       Principal       Loans in
Rate (%)                    Mortgage Loans      Balance        Group 6
------------------------------------------------------------------------------
5.750                              1        $    378,750          2.41       %
6.000                              4        $  1,679,408         10.69
6.125                              4        $  1,978,397         12.59
6.250                              2        $    671,689          4.28
6.375                              6        $  2,592,200         16.50
6.500                              2        $    799,870          5.09
6.625                              5        $  2,409,706         15.34
6.750                              4        $  1,758,700         11.19
6.875                              4        $  2,257,225         14.37
7.000                              1        $    794,895          5.06
7.375                              1        $    390,088          2.48
------------------------------------------------------------------------------
Total                             34        $ 15,710,928        100.00       %
------------------------------------------------------------------------------


                             CURRENT MORTGAGE LOAN
                              PRINCIPAL BALANCES

                                                              Percentage
                                               Aggregate     of Mortgage
Range of Mortgage             Number of        Principal       Loans in
Principal Balances ($)      Mortgage Loans      Balance        Group 6
------------------------------------------------------------------------------
$250,000.01 - $300,000.00          2        $    548,700          3.49       %
$300,000.01 - $350,000.00          5        $  1,652,689         10.52
$350,000.01 - $400,000.00          7        $  2,623,806         16.70
$400,000.01 - $450,000.00          4        $  1,710,970         10.89
$450,000.01 - $500,000.00          7        $  3,290,334         20.94
$500,000.01 - $550,000.00          3        $  1,583,204         10.08
$550,000.01 - $600,000.00          1        $    586,594          3.73
$600,000.01 - $650,000.00          2        $  1,285,385          8.18
$750,000.01 - $1,000,000.00        3        $  2,429,247         15.46
------------------------------------------------------------------------------
Total                             34        $ 15,710,928        100.00       %
------------------------------------------------------------------------------


                    ORIGINAL LOAN TO VALUE RATIOS

                                                              Percentage
                                               Aggregate     of Mortgage
Range of Original             Number of        Principal      Loans in
Loan-to-Value Ratios %      Mortgage Loans      Balance        Group 6
------------------------------------------------------------------------------
55.01 - 60.00                      1        $    538,000          3.42       %
60.01 - 65.00                      1        $    377,000          2.40
65.01 - 70.00                      6        $  3,192,952         20.32
70.01 - 75.00                      9        $  3,629,041         23.10
75.01 - 80.00                     16        $  7,448,731         47.41
80.01 - 85.00                      1        $    525,204          3.34
------------------------------------------------------------------------------
Total                             34        $ 15,710,928        100.00       %
------------------------------------------------------------------------------


                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal      Loans in
State                       Mortgage Loans      Balance        Group 6
------------------------------------------------------------------------------
Arizona                            3        $  1,313,200          8.36       %
California                        24        $ 11,316,151         72.03
Colorado                           1        $    344,000          2.19
Florida                            1        $    640,000          4.07
Georgia                            1        $    538,000          3.42
Illinois                           1        $    302,000          1.92
Nevada                             1        $    373,871          2.38
Pennsylvania                       1        $    430,000          2.74
Washington                         1        $    453,706          2.89
------------------------------------------------------------------------------
Total                             34        $ 15,710,928        100.00       %
------------------------------------------------------------------------------


                           PURPOSE OF MORTGAGE LOANS

                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal      Loans in
Loan Purpose                Mortgage Loans      Balance        Group 6
------------------------------------------------------------------------------
Refinance (rate/term)             20        $  8,956,547         57.01       %
Refinance (cash-out)              14        $  6,754,381         42.99
------------------------------------------------------------------------------
Total                             34        $ 15,710,928        100.00       %
------------------------------------------------------------------------------

                         TYPES OF MORTGAGED PROPERTIES

                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal      Loans in
Property Type               Mortgage Loans       Balance        Group 6
------------------------------------------------------------------------------
Single Family                     21        $ 10,065,100         64.06       %
Planned Unit Development           5        $  2,062,276         13.13
2-4 Family                         4        $  2,075,853         13.21
High-rise Condominium              1        $    383,888          2.44
Low-rise Condominium               3        $  1,123,812          7.15
------------------------------------------------------------------------------
Total                             34        $ 15,710,928        100.00       %
------------------------------------------------------------------------------


                                OCCUPANCY TYPES

                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal       Loans in
Occupancy Type              Mortgage Loans       Balance        Group 6
------------------------------------------------------------------------------
Primary Residence                 18        $  9,011,015         57.36       %
Secondary Residence                1        $    373,871          2.38
Investor Property                 15        $  6,326,042         40.27
------------------------------------------------------------------------------
Total                             34        $ 15,710,928        100.00       %
------------------------------------------------------------------------------


                              FICO CREDIT SCORES

                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal      Loans in
FICO Credit Scores          Mortgage Loans      Balance        Group 6
------------------------------------------------------------------------------
781 - 800                          1        $    377,000          2.40       %
761 - 780                          5        $  1,750,300         11.14
721 - 740                          4        $  1,582,958         10.08
701 - 720                          2        $  1,178,782          7.50
681 - 700                          5        $  2,481,866         15.80
661 - 680                          5        $  2,316,506         14.74
641 - 660                          9        $  4,193,515         26.69
621 - 640                          3        $  1,830,000         11.65
------------------------------------------------------------------------------
Total                             34        $ 15,710,928        100.00       %
------------------------------------------------------------------------------


                          REMAINING TERMS TO MATURITY

                                                              Percentage
                                               Aggregate     of Mortgage
Remaining Terms               Number of        Principal       Loans in
to Maturity (Months)        Mortgage Loans      Balance        Group 6
------------------------------------------------------------------------------
301 - 360                         34        $ 15,710,928        100.00       %
------------------------------------------------------------------------------
Total                             34        $ 15,710,928        100.00       %
------------------------------------------------------------------------------


                                 GROSS MARGIN

                                                             Percentage
                                               Aggregate     of Mortgage
Range of                      Number of        Principal    Loans in Loan
Gross Margin                Mortgage Loans      Balance        Group 6
------------------------------------------------------------------------------
2.001 - 3.000                     34        $ 15,710,928        100          %
------------------------------------------------------------------------------
Total                             34        $ 15,710,928        100.00       %
------------------------------------------------------------------------------


                           NEXT RATE ADJUSTMENT DATE

                                                              Percentage
                                               Aggregate     of Mortgage
Next Rate                     Number of        Principal    Loans in Loan
Adjustment Date             Mortgage Loans       Balance        Group 6
------------------------------------------------------------------------------
February 2008                      3        $    796,702          3.97       %
March 2008                        20        $  7,520,354         37.47
------------------------------------------------------------------------------
Total                             34        $ 15,710,928        100.00       %
------------------------------------------------------------------------------


                        MONTHS TO NEXT ADJUSTMENT DATE

Range of Number                                               Percentage
of Months to                                   Aggregate     of Mortgage
Next Adjustment Date          Number of        Principal    Loans in Loan
(Months)                    Mortgage Loans       Balance        Group 6
------------------------------------------------------------------------------
38 - 42                            6        $  3,189,018          20.3       %
43 - 49                           28        $ 12,521,910          79.7
------------------------------------------------------------------------------
Total                             34        $ 15,710,928        100.00       %
------------------------------------------------------------------------------

                             MAXIMUM MORTGAGE RATE


                                                              Percentage
                                               Aggregate     of Mortgage
Range of Maximum              Number of        Principal    Loans in Loan
Mortgage Rates(%)           Mortgage Loans      Balance        Group 6
------------------------------------------------------------------------------
10.001 - 11.000                    5        $  2,058,158         13.1        %
11.001 - 12.000                   28        $ 13,262,682         84.42
12.001 - 13.000                    1        $    390,088          2.48
------------------------------------------------------------------------------
Total                             34        $ 15,710,928        100.00       %
------------------------------------------------------------------------------

                           INITIAL PERIODIC RATE CAP


                                                              Percentage
                                               Aggregate     of Mortgage
Initial Periodic              Number of        Principal    Loans in Loan
Rate Cap(%)                 Mortgage Loans      Balance        Group 6
------------------------------------------------------------------------------
5.000                             34        $ 15,710,928        100.00       %
------------------------------------------------------------------------------
Total                             34        $ 15,710,928        100.00       %
------------------------------------------------------------------------------

                         SUBSEQUENT PERIODIC RATE CAP


                                                              Percentage
                                               Aggregate     of Mortgage
Subsequent                    Number of        Principal    Loans in Loan
Rate Cap(%)                 Mortgage Loans      Balance        Group 6
------------------------------------------------------------------------------
1.000                             34        $ 15,710,928        100.00       %
------------------------------------------------------------------------------
Total                             34        $ 15,710,928        100.00       %
------------------------------------------------------------------------------


                             MINIMUM MORTGAGE RATE

                                                              Percentage
                                               Aggregate     of Mortgage
Range of Minimum              Number of        Principal    Loans in Loan
Mortgage Rates(%)           Mortgage Loans       Balance        Group 6
------------------------------------------------------------------------------
2.001 - 3.000                     34        $ 15,710,928        100.00       %
------------------------------------------------------------------------------
Total                             34        $ 15,710,928        100.00       %
------------------------------------------------------------------------------

Summary of Mortgage Loans in Group 7
(As of Reference Date)

Total Number of Loans                                  265
Aggregate Principal Balance                        $126,944,416
Average Principal Balance                            $479,036              $84,117 to $1,943,711
Weighted Average Mortgage Rate                         5.049%               3.500% to 5.875%
Net Weighted Average Mortgage Rate                     4.789%               3.241% to 5.616%
Weighted Average Original Term (months)                360                     360 to 360
Weighted Average Remaining Term (months)               345                     340 to 347
Weighted Average Loan-to-Value Ratio                   69.12%               17.93% to 95.00%
Weighted Average FICO Credit Score                     733
Weighted Average Margin                                2.294%               2.250% to 2.750%
Weighted Average Maximum Rate                          10.049%              8.500% to 10.875%
Weighted Average Months to Roll                         69                      64 to 71
Weighted Average Initial Periodic Cap Rate             5.000%               5.000% to 5.000%
Weighted Average Subsequent Periodic Cap Rate          2.000%               2.000% to 2.000%
Weighted Average Minimum Mortgage Rate                 2.300%               2.250% to 2.750%

                                MORTGAGE RATES

                                                              Percentage
                                              Aggregate      of Mortgage
Mortgage                      Number of       Principal       Loans in
Rate (%)                    Mortgage Loans      Balance         Group 7
------------------------------------------------------------------------------
3.500                              1        $    650,000          0.51       %
4.000                              1        $    669,092          0.53
4.125                              2        $    720,721          0.57
4.250                              4        $  1,510,950          1.19
4.375                             11        $  4,905,771          3.86
4.500                             13        $  6,651,341          5.24
4.625                             23        $ 10,233,847          8.06
4.750                             16        $  9,469,564          7.46
4.875                             36        $ 17,603,828         13.87
5.000                             27        $ 13,074,911         10.30
5.125                             23        $ 10,901,381          8.59
5.250                             31        $ 14,135,850         11.14
5.375                             25        $ 12,665,279          9.98
5.500                             23        $ 10,439,558          8.22
5.625                             13        $  6,374,416          5.02
5.750                              8        $  3,605,547          2.84
5.875                              8        $  3,332,361          2.63
------------------------------------------------------------------------------
Total                            265        $126,944,416        100.00       %
------------------------------------------------------------------------------


                             CURRENT MORTGAGE LOAN
                              PRINCIPAL BALANCES

                                                              Percentage
                                               Aggregate     of Mortgage
Range of Mortgage             Number of        Principal      Loans in
Principal Balances ($)      Mortgage Loans      Balance        Group 7
------------------------------------------------------------------------------
$50,000.01 - $100,000.00           1        $     84,117          0.07       %
$200,000.01 - $250,000.00          1        $    210,339          0.17
$250,000.01 - $300,000.00          1        $    286,899          0.23
$300,000.01 - $350,000.00         30        $ 10,103,061          7.96
$350,000.01 - $400,000.00         78        $ 29,170,906         22.98
$400,000.01 - $450,000.00         47        $ 20,087,178         15.82
$450,000.01 - $500,000.00         28        $ 13,307,948         10.48
$500,000.01 - $550,000.00         21        $ 10,931,851          8.61
$550,000.01 - $600,000.00         16        $  9,195,049          7.24
$600,000.01 - $650,000.00         18        $ 11,554,501          9.10
$650,000.01 - $700,000.00          6        $  4,032,801          3.18
$700,000.01 - $750,000.00          2        $  1,445,318          1.14
$750,000.01 - $1,000,000.00       13        $ 11,915,039          9.39
$1,000,000.01 - $1,500,000 00      2        $  2,675,697          2.11
$1,500,000.01 - $2,000,000 00      1        $  1,943,711          1.53
------------------------------------------------------------------------------
Total                            265        $126,944,416        100.00       %
------------------------------------------------------------------------------


                    ORIGINAL LOAN TO VALUE RATIOS

                                                              Percentage
                                               Aggregate     of Mortgage
Range of Original             Number of        Principal      Loans in
Loan-to-Value Ratios %      Mortgage Loans      Balance        Group 7
------------------------------------------------------------------------------
Less than 50.00                   23        $ 14,120,989         11.12       %
50.01 - 55.00                      9        $  5,616,468          4.42
55.01 - 60.00                     17        $  9,205,933          7.25
60.01 - 65.00                     20        $  9,538,928          7.51
65.01 - 70.00                     27        $ 13,168,739         10.37
70.01 - 75.00                     27        $ 12,478,159          9.83
75.01 - 80.00                    138        $ 61,301,979         48.29
85.01 - 90.00                      2        $    762,647          0.60
90.01 - 95.00                      2        $    750,574          0.59
------------------------------------------------------------------------------
Total                            265        $126,944,416        100.00       %
------------------------------------------------------------------------------

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal      Loans in
State                       Mortgage Loans      Balance        Group 7
------------------------------------------------------------------------------
Alabama                            2        $    788,907          0.62       %
Arizona                            2        $    844,526          0.67
California                       117        $ 57,196,012         45.06
Colorado                           9        $  4,428,826          3.49
Connecticut                        4        $  1,721,844          1.36
Florida                           12        $  4,791,464          3.77
Georgia                            7        $  3,495,894          2.75
Hawaii                             1        $    593,781          0.47
Idaho                              1        $    950,000          0.75
Illinois                          11        $  4,769,561          3.76
Kansas                             2        $  1,096,890          0.86
Massachusetts                      3        $  2,157,869          1.70
Maryland                           3        $  1,029,566          0.81
Michigan                           4        $  1,807,214          1.42
Minnesota                          3        $  1,551,608          1.22
Missouri                           3        $  1,126,334          0.89
North Carolina                     2        $    912,011          0.72
New Jersey                         5        $  2,371,379          1.87
New Mexico                         1        $    899,798          0.71
Nevada                            10        $  4,827,932          3.80
New York                           3        $  1,292,508          1.02
Ohio                               8        $  4,614,387          3.63
Oregon                             4        $  2,068,477          1.63
Pennsylvania                       4        $  1,782,515          1.40
South Carolina                     5        $  2,723,779          2.15
Tennessee                          1        $    409,756          0.32
Texas                             15        $  7,093,399          5.59
Utah                               2        $    807,273          0.64
Virginia                          11        $  4,151,239          3.27
Vermont                            1        $    386,523          0.30
Washington                         7        $  3,480,647          2.74
Wisconsin                          2        $    772,496          0.61
------------------------------------------------------------------------------
Total                            265        $126,944,416        100.00       %
------------------------------------------------------------------------------


                           PURPOSE OF MORTGAGE LOANS

                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal      Loans in
Loan Purpose                Mortgage Loans      Balance        Group 7
------------------------------------------------------------------------------
Refinance (rate/term)            238        $113,259,466         89.22       %
Refinance (cash-out)              27        $ 13,684,950         10.78
------------------------------------------------------------------------------
Total                            265        $126,944,416        100.00       %
------------------------------------------------------------------------------

                         TYPES OF MORTGAGED PROPERTIES

                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal      Loans in
Property Type               Mortgage Loans      Balance        Group 7
------------------------------------------------------------------------------
Single Family                    159        $ 76,893,495         60.57       %
Planned Unit Development          83        $ 39,587,479         31.18
2-4 Family                         2        $  1,145,672          0.90
High-rise Condominium              3        $  1,341,009          1.06
Low-rise Condominium              18        $  7,976,762          6.28
------------------------------------------------------------------------------
Total                            265        $126,944,416        100.00       %
------------------------------------------------------------------------------

                                OCCUPANCY TYPES

                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal      Loans in
Occupancy Type              Mortgage Loans      Balance        Group 7
------------------------------------------------------------------------------
Primary Residence                249        $120,142,480         94.64       %
Secondary Residence               16        $  6,801,936          5.36
------------------------------------------------------------------------------
Total                            265        $126,944,416        100.00       %
------------------------------------------------------------------------------

                              FICO CREDIT SCORES

                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal      Loans in
FICO Credit Scores         Mortgage Loans       Balance        Group 7
------------------------------------------------------------------------------
801 - 820                          5        $  3,475,805          2.74       %
781 - 800                         31        $ 13,232,043         10.42
761 - 780                         54        $ 24,678,894         19.44
741 - 760                         53        $ 25,159,841         19.82
721 - 740                         36        $ 18,757,097         14.78
701 - 720                         27        $ 12,736,070         10.03
681 - 700                         20        $ 10,663,998          8.40
661 - 680                         14        $  6,767,795          5.33
641 - 660                          5        $  2,262,514          1.78
621 - 640                         15        $  6,784,728          5.34
601 - 620                          4        $  2,078,328          1.64
561 - 580                          1        $    347,305          0.27
------------------------------------------------------------------------------
Total                            265        $126,944,416        100.00       %
------------------------------------------------------------------------------

                          REMAINING TERMS TO MATURITY

                                                              Percentage
                                               Aggregate     of Mortgage
Remaining Terms               Number of        Principal      Loans in
to Maturity (Months)        Mortgage Loans      Balance        Group 7
------------------------------------------------------------------------------
301 - 360                        265        $126,944,416        100.00       %
------------------------------------------------------------------------------
Total                            265        $126,944,416        100.00       %
------------------------------------------------------------------------------


                                 GROSS MARGIN

                                                             Percentage
                                               Aggregate     of Mortgage
Range of                      Number of        Principal      Loans in
Gross Margin                Mortgage Loans      Balance        Group 7
------------------------------------------------------------------------------
2.001 - 3.000                    265        $126,944,416        100          %
------------------------------------------------------------------------------
Total                            265        $126,944,416        100.00       %
------------------------------------------------------------------------------

                           NEXT RATE ADJUSTMENT DATE

                                                              Percentage
                                               Aggregate     of Mortgage
Next Rate                     Number of        Principal      Loans in
Adjustment Date             Mortgage Loans      Balance        Group 7
------------------------------------------------------------------------------
December 2009                      2        $    726,348          0.57       %
January 2010                       1        $    210,339          0.17
February 2010                      3        $  1,304,123          1.03
March 2010                        27        $ 12,169,210          9.59
April 2010                        77        $ 37,795,052         29.77
May 2010                          31        $ 14,051,888         11.07
June 2010                         93        $ 45,459,342         35.81
July 2010                         31        $ 15,228,114          12
------------------------------------------------------------------------------
Total                            265        $126,944,416        100.00       %
------------------------------------------------------------------------------

                        MONTHS TO NEXT ADJUSTMENT DATE


Range of Number                                               Percentage
of Months to                                   Aggregate     of Mortgage
Next Adjustment Date          Number of        Principal      Loans in
(Months)                    Mortgage Loans      Balance        Group 7
------------------------------------------------------------------------------
62 - 67                           33        $ 14,410,021         11.35       %
68 - 73                          232        $112,534,396         88.65
------------------------------------------------------------------------------
Total                            265        $126,944,416        100.00       %
------------------------------------------------------------------------------


                             MAXIMUM MORTGAGE RATE


                                                              Percentage
                                               Aggregate     of Mortgage
Range of Maximum              Number of        Principal      Loans in
Mortgage Rates(%)           Mortgage Loans      Balance        Group 7
------------------------------------------------------------------------------
8.001 - 9.000                      2        $  1,319,092          1.04       %
9.001 - 10.000                   132        $ 64,170,932         50.55
10.001 - 11.000                  131        $ 61,454,392         48.41
------------------------------------------------------------------------------
Total                            265        $126,944,416        100.00       %
------------------------------------------------------------------------------


                           INITIAL PERIODIC RATE CAP


                                                              Percentage
                                               Aggregate     of Mortgage
Initial Periodic              Number of        Principal      Loans in
Rate Cap(%)                 Mortgage Loans       Balance        Group 7
------------------------------------------------------------------------------
5.000                            265        $126,944,416        100.00       %
------------------------------------------------------------------------------
Total                            265        $126,944,416        100.00       %
------------------------------------------------------------------------------

                         SUBSEQUENT PERIODIC RATE CAP


                                                              Percentage
                                               Aggregate     of Mortgage
Subsequent                    Number of        Principal      Loans in
Rate Cap(%)                 Mortgage Loans      Balance        Group 7
------------------------------------------------------------------------------
2.000                            265        $126,944,416        100.00       %
------------------------------------------------------------------------------
Total                            265        $126,944,416        100.00       %
------------------------------------------------------------------------------


                             MINIMUM MORTGAGE RATE


                                                              Percentage
                                               Aggregate     of Mortgage
Range of Minimum              Number of        Principal      Loans in
Mortgage Rates(%)           Mortgage Loans      Balance        Group 7
------------------------------------------------------------------------------
2.001 - 3.000                    265        $126,944,416        100.00       %
------------------------------------------------------------------------------
Total                            265        $126,944,416        100.00       %
------------------------------------------------------------------------------

Summary of Mortgage Loans in Group 8
(As of Reference Date)

Total Number of Loans                                  136
Aggregate Principal Balance                         $65,439,771
Average Principal Balance                            $481,175             $314,098 to $1,029,058
Weighted Average Mortgage Rate                        5.333%                4.375% to 6.625%
Net Weighted Average Mortgage Rate                    5.074%                4.116% to 6.366%
Weighted Average Original Term (months)                360                     360 to 360
Weighted Average Remaining Term (months)               345                     340 to 347
Weighted Average Loan-to-Value Ratio                  66.62%                17.00% to 95.00%
Weighted Average FICO Credit Score                     736
Weighted Average Margin                               2.420%                2.250% to 2.750%
Weighted Average Maximum Rate                        10.333%                9.375% to 11.625%
Weighted Average Months to Roll                        105                     100 to 107
Weighted Average Initial Periodic Cap Rate            5.000%                5.000% to 5.000%
Weighted Average Subsequent Periodic Cap Rate         2.000%                2.000% to 2.000%
Weighted Average Minimum Mortgage Rate                2.420%                2.250% to 2.750%

                                MORTGAGE RATES

                                                              Percentage
                                              Aggregate      of Mortgage
Mortgage                      Number of       Principal      Loans in
Rate (%)                    Mortgage Loans     Balance         Group 8
------------------------------------------------------------------------------
4.375                              1        $    733,472          1.12       %
4.500                              4        $  1,517,672          2.32
4.625                              2        $    740,653          1.13
4.750                              8        $  4,617,196          7.06
4.875                              5        $  2,278,491          3.48
5.000                             14        $  6,548,105         10.01
5.125                             18        $  8,465,972         12.94
5.250                             14        $  6,645,084         10.15
5.375                             13        $  7,102,060         10.85
5.500                             14        $  6,296,470          9.62
5.625                             12        $  6,231,607          9.52
5.750                             16        $  7,442,818         11.37
5.875                              9        $  4,227,461          6.46
6.000                              2        $    890,716          1.36
6.125                              3        $  1,301,995          1.99
6.625                              1        $    400,000          0.61
------------------------------------------------------------------------------
Total                            136        $ 65,439,771        100.00       %
------------------------------------------------------------------------------


                             CURRENT MORTGAGE LOAN
                              PRINCIPAL BALANCES

                                                              Percentage
                                               Aggregate     of Mortgage
Range of Mortgage             Number of        Principal      Loans in
Principal Balances ($)      Mortgage Loans      Balance        Group 8
------------------------------------------------------------------------------
$300,000.01 - $350,000.00         18        $  6,023,026          9.20       %
$350,000.01 - $400,000.00         32        $ 12,040,242         18.40
$400,000.01 - $450,000.00         22        $  9,389,518         14.35
$450,000.01 - $500,000.00         11        $  5,207,394          7.96
$500,000.01 - $550,000.00         17        $  8,997,655         13.75
$550,000.01 - $600,000.00         15        $  8,693,925         13.29
$600,000.01 - $650,000.00         11        $  6,916,553         10.57
$650,000.01 - $700,000.00          1        $    678,073          1.04
$700,000.01 - $750,000.00          4        $  2,926,342          4.47
$750,000.01 - $1,000,000.00        4        $  3,537,985          5.41
$1,000,000.01 - $1,500,000 00      1        $  1,029,058          1.57
------------------------------------------------------------------------------
Total                            136        $ 65,439,771        100.00       %
------------------------------------------------------------------------------


                    ORIGINAL LOAN TO VALUE RATIOS

                                                              Percentage
                                               Aggregate     of Mortgage
Range of Original             Number of        Principal      Loans in
Loan-to-Value Ratios %      Mortgage Loans      Balance        Group 8
------------------------------------------------------------------------------
Less than 50.00                   23        $ 12,227,085         18.68       %
50.01 - 55.00                      5        $  2,340,019          3.58
55.01 - 60.00                     10        $  4,309,709          6.59
60.01 - 65.00                     10        $  4,376,344          6.69
65.01 - 70.00                     16        $  7,479,498         11.43
70.01 - 75.00                     13        $  6,872,183         10.50
75.01 - 80.00                     56        $ 26,724,159         40.84
85.01 - 90.00                      2        $    668,144          1.02
90.01 - 95.00                      1        $    442,630          0.68
------------------------------------------------------------------------------
Total                            136        $ 65,439,771        100.00       %
------------------------------------------------------------------------------

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal      Loans in
State                       Mortgage Loans      Balance        Group 8
------------------------------------------------------------------------------
Alabama                            1        $    632,772          0.97       %
Arizona                            3        $  2,127,904          3.25
California                        71        $ 34,870,661         53.29
Colorado                           2        $  1,359,159          2.08
Connecticut                        1        $    362,968          0.55
Florida                            1        $    630,202          0.96
Georgia                            4        $  1,863,250          2.85
Hawaii                             1        $    523,961          0.80
Idaho                              1        $    361,627          0.55
Illinois                           2        $    710,108          1.09
Indiana                            1        $    393,968          0.60
Massachusetts                      2        $    953,955          1.46
Maryland                           4        $  1,509,880          2.31
Michigan                           1        $    394,523          0.60
Montana                            1        $    391,121          0.60
New Jersey                         9        $  5,264,222          8.04
Nevada                             1        $    628,947          0.96
New York                          10        $  4,319,972          6.60
Ohio                               3        $  1,202,210          1.84
Pennsylvania                       2        $    772,769          1.18
South Carolina                     1        $    322,353          0.49
Texas                              5        $  1,950,609          2.98
Virginia                           8        $  3,523,449          5.38
Wyoming                            1        $    369,184          0.56
------------------------------------------------------------------------------
Total                            136        $ 65,439,771        100.00       %
------------------------------------------------------------------------------


                           PURPOSE OF MORTGAGE LOANS

                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal       Loans in
Loan Purpose                Mortgage Loans      Balance        Group 8
------------------------------------------------------------------------------
Refinance (rate/term)            122        $ 58,810,851         89.87       %
Refinance (cash-out)              14        $  6,628,920         10.13
------------------------------------------------------------------------------
Total                            136        $ 65,439,771        100.00       %
------------------------------------------------------------------------------


                         TYPES OF MORTGAGED PROPERTIES

                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal      Loans in
Property Type               Mortgage Loans      Balance        Group 8
------------------------------------------------------------------------------
Single Family                     93        $ 43,439,069         66.38       %
Planned Unit Development          28        $ 14,836,637         22.67
2-4 Family                         1        $    535,218          0.82
Co-operative                       2        $    698,566          1.07
High-rise Condominium              3        $  1,520,613          2.32
Low-rise Condominium               9        $  4,409,668          6.74
------------------------------------------------------------------------------
Total                            136        $ 65,439,771        100.00       %
------------------------------------------------------------------------------

                                OCCUPANCY TYPES

                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal      Loans in
Occupancy Type              Mortgage Loans      Balance        Group 8
------------------------------------------------------------------------------
Primary Residence                125        $ 61,094,868         93.36       %
Secondary Residence               10        $  3,957,387          6.05
Investment Property                1        $    387,516          0.59
------------------------------------------------------------------------------
Total                            136        $ 65,439,771        100.00       %
------------------------------------------------------------------------------

                              FICO CREDIT SCORES

                                                              Percentage
                                               Aggregate     of Mortgage
                              Number of        Principal      Loans in
FICO Credit Scores          Mortgage Loans      Balance        Group 8
------------------------------------------------------------------------------
Unknown                            1        $    521,976          0.80       %
801 - 820                         10        $  4,502,689          6.88
781 - 800                         20        $  8,832,292         13.50
761 - 780                         30        $ 14,752,650         22.54
741 - 760                         15        $  7,977,513         12.19
721 - 740                         13        $  6,259,486          9.57
701 - 720                         16        $  7,342,592         11.22
681 - 700                          7        $  3,556,806          5.44
661 - 680                         10        $  5,234,211          8.00
641 - 660                          3        $  1,524,326          2.33
621 - 640                         10        $  4,223,605          6.45
581 - 600                          1        $    711,627          1.09
------------------------------------------------------------------------------
Total                            136        $ 65,439,771        100.00       %
------------------------------------------------------------------------------

                          REMAINING TERMS TO MATURITY

                                                              Percentage
                                               Aggregate     of Mortgage
Remaining Terms               Number of        Principal      Loans in
to Maturity (Months)        Mortgage Loans      Balance        Group 8
------------------------------------------------------------------------------
301 - 360                        136        $ 65,439,771        100.00       %
------------------------------------------------------------------------------
Total                            136        $ 65,439,771        100.00       %
------------------------------------------------------------------------------

                                 GROSS MARGIN

                                                             Percentage
                                               Aggregate     of Mortgage
Range of                      Number of        Principal    Loans in Loan
Gross Margin                Mortgage Loans      Balance        Group 8
------------------------------------------------------------------------------
2.001 - 3.000                    136        $ 65,439,771        100.00       %
------------------------------------------------------------------------------
Total                            136        $ 65,439,771        100.00       %
------------------------------------------------------------------------------


                           NEXT RATE ADJUSTMENT DATE

                                                              Percentage
                                               Aggregate     of Mortgage
Next Rate                     Number of        Principal    Loans in Loan
Adjustment Date             Mortgage Loans      Balance        Group 8
------------------------------------------------------------------------------
December 2012                      3        $  1,143,635          1.75       %
January 2013                       6        $  3,337,932          5.10
February 2013                      7        $  3,308,277          5.06
March 2013                         9        $  4,107,486          6.28
April 2013                        16        $  7,590,569         11.60
May 2013                          18        $  8,710,380         13.31
June 2013                         68        $ 33,306,651         50.90
July 2013                          9        $  3,934,842          6.01
------------------------------------------------------------------------------
Total                             60        $ 20,069,096        100.00       %
------------------------------------------------------------------------------


                        MONTHS TO NEXT ADJUSTMENT DATE

Range of Number                                               Percentage
of Months to                                   Aggregate     of Mortgage
Next Adjustment Date          Number of        Principal    Loans in Loan
(Months)                    Mortgage Loans      Balance        Group 8
------------------------------------------------------------------------------
> 85                             136        $ 65,439,771        100.00       %
------------------------------------------------------------------------------
Total                            136        $ 65,439,771        100.00       %
------------------------------------------------------------------------------


                             MAXIMUM MORTGAGE RATE

                                                              Percentage
                                               Aggregate     of Mortgage
Range of Maximum              Number of        Principal    Loans in Loan
Mortgage Rates(%)           Mortgage Loans      Balance        Group 8
------------------------------------------------------------------------------
9.001 - 10.000                    34        $ 16,435,588         25.12       %
10.001 - 11.000                   98        $ 47,302,188         72.28
11.001 - 12.000                    4        $  1,701,995          2.6
------------------------------------------------------------------------------
Total                            136        $ 65,439,771        100.00       %
------------------------------------------------------------------------------


                           INITIAL PERIODIC RATE CAP


                                                              Percentage
                                               Aggregate     of Mortgage
Initial Periodic              Number of        Principal    Loans in Loan
Rate Cap(%)                 Mortgage Loans      Balance        Group 8
------------------------------------------------------------------------------
5.000%                           136        $ 65,439,771        100.00       %
------------------------------------------------------------------------------
Total                            136        $ 65,439,771        100.00       %
------------------------------------------------------------------------------

                         SUBSEQUENT PERIODIC RATE CAP


                                                              Percentage
                                               Aggregate     of Mortgage
Subsequent                    Number of        Principal    Loans in Loan
Rate Cap(%)                 Mortgage Loans       Balance        Group 8
------------------------------------------------------------------------------
2.000%                           136        $ 65,439,771        100.00       %
------------------------------------------------------------------------------
Total                            136        $ 65,439,771        100.00       %
------------------------------------------------------------------------------


                             MINIMUM MORTGAGE RATE


                                                              Percentage
                                               Aggregate     of Mortgage
Range of Minimum              Number of        Principal    Loans in Loan
Mortgage Rates(%)           Mortgage Loans      Balance        Group 8
------------------------------------------------------------------------------
2.001 - 3.000                    136        $ 65,439,771        100.00       %
------------------------------------------------------------------------------
Total                            136        $ 65,439,771        100.00       %
------------------------------------------------------------------------------

                             EXHIBIT 2

  THE                                                                                                    Distribution Date: 8/19/04
BANK OF
  NEW
 YORK

101 Barclay St., 8W
New York, NY 10286
                                                 Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                    CHL Mortgage Pass-Through Trust
           212-815-3236                                   Series 2003-HYB3
Associate: AnnMarie Cassano
           212-815-8318



                                           Certificateholder Monthly Distribution Summary
------------------------------------------------------------------------------------------------------------------------------------
                                                       Certificate                           Pass
                                       Class              Rate             Beginning        Through             Principal
Class               Cusip            Description          Type              Balance          Rate (%)         Distribution
------------------------------------------------------------------------------------------------------------------------------------
1A1               12669EQD1           Senior           Var-30/360         20,511,642.29      3.930315          1,486,288.79
2A1               12669EQE9           Senior           Var-30/360         22,483,663.80      4.231445          1,900,233.02
3A1               12669EQF6           Senior           Var-30/360         13,937,766.34      3.926993            982,323.34
4A1               12669EQG4           Senior           Var-30/360         75,852,906.34      3.498361          2,112,769.11
5A1               12669EQH2           Senior           Var-30/360         16,536,726.79      3.581564             21,156.69
6A1               12669EQJ8           Senior           Var-30/360         15,580,528.13      4.007253          1,363,981.69
7A1               12669EQK5           Senior           Var-30/360        121,465,851.76      3.828464          1,829,586.46
8A1               12669ETM8           Senior           Var-30/360         63,772,792.44      4.153955          2,226,488.98
X                 12669EQL3           Strip IO         Var-30/360        369,047,245.43      1.050275                  0.00
M                 12669ETL0           Senior           Var-30/360          9,455,162.06      4.116131              6,787.63
B1                12669EQM1           Senior           Var-30/360          5,670,321.56      4.590131              4,070.59
B2                12669EQN9           Senior           Var-30/360          3,779,883.93      4.840131              2,713.49
B3                12669EQP4           Senior           Var-30/360          1,575,199.47      4.950131              1,130.80
B4                12669EQQ2           Senior           Var-30/360          1,259,961.31      4.950131                904.50
B5                12669EQR0           Senior           Var-30/360          2,838,404.54      4.950131              2,037.62
AR                12669ETN6           Senior           Fix-30/360                  0.00      0.000000                  0.00
====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------
Totals                                                                   374,720,810.76                       11,940,472.71
===================================================================================================================================

                                                        Current                             Cumulative
                 Interest              Total           Realized           Ending             Realized
Class           Distribution       Distribution         Losses            Balance             Losses
------------------------------------------------------------------------------------------------------------------------------------
1A1               67,181.01         1,553,469.80          0.00            19,025,353.50        0.00
2A1               79,281.98         1,979,515.00          0.00            20,583,430.78        0.00
3A1               45,611.26         1,027,934.60          0.00            12,955,443.00        0.00
4A1              221,134.04         2,333,903.15          0.00            73,740,137.23        0.00
5A1               49,356.12            70,512.81          0.00            16,515,570.10        0.00
6A1               52,029.27         1,416,010.96          0.00            14,216,546.43        0.00
7A1              387,522.98         2,217,109.45          0.00           119,636,265.29        0.00
8A1              220,757.76         2,447,246.74          0.00            61,546,303.45        0.00
X                323,000.84           323,000.84          0.00           357,110,845.65        0.00
M                 32,432.24            39,219.87          0.00             9,448,374.43        0.00
B1                21,689.60            25,760.18          0.00             5,666,250.97        0.00
B2                15,245.94            17,959.43          0.00             3,777,170.45        0.00
B3                 6,497.87             7,628.67          0.00             1,574,068.67        0.00
B4                 5,197.48             6,101.97          0.00             1,259,056.82        0.00
B5                11,708.73            13,746.35          0.00             2,836,366.92        0.06
AR                     0.00                 0.00          0.00                     0.00        0.00
-----------------------------------------------------------------------------------------------------------------------------------
===================================================================================================================================
Totals         1,538,647.12        13,479,119.82          0.00           362,780,338.04        0.06
===================================================================================================================================






                                                           Page 1

  THE                                                                                                    Distribution Date: 8/19/04
BANK OF
  NEW
 YORK

101 Barclay St., 8W
New York, NY 10286
                                                 Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                    CHL Mortgage Pass-Through Trust
           212-815-3236                                   Series 2003-HYB3
Associate: AnnMarie Cassano
           212-815-8318



                                              Principal Distribution Detail
-------------------------------------------------------------------------------------------------------------------------
                                    Original            Beginning          Scheduled                          Unscheduled
                                  Certificate         Certificate          Principal            Accretion       Principal
Class            Cusip              Balance             Balance           Distribution          Principal      Adjustments
-------------------------------------------------------------------------------------------------------------------------
1A1            12669EQD1         25,813,000.00         20,511,642.29       1,486,288.79         0.00             0.00
2A1            12669EQE9         50,371,000.00         22,483,663.80       1,900,233.02         0.00             0.00
3A1            12669EQF6         21,837,000.00         13,937,766.34         982,323.34         0.00             0.00
4A1            12669EQG4        146,982,000.00         75,852,906.34       2,112,769.11         0.00             0.00
5A1            12669EQH2         49,699,000.00         16,536,726.79          21,156.69         0.00             0.00
6A1            12669EQJ8         36,800,000.00         15,580,528.13       1,363,981.69         0.00             0.00
7A1            12669EQK5        182,240,000.00        121,465,851.76       1,829,586.46         0.00             0.00
8A1            12669ETM8         97,107,000.00         63,772,792.44       2,226,488.98         0.00             0.00
X              12669EQL3        629,920,000.00        369,047,245.43               0.00         0.00             0.00
M              12669ETL0          9,538,000.00          9,455,162.06           6,787.63         0.00             0.00
B1             12669EQM1          5,720,000.00          5,670,321.56           4,070.59         0.00             0.00
B2             12669EQN9          3,813,000.00          3,779,883.93           2,713.49         0.00             0.00
B3             12669EQP4          1,589,000.00          1,575,199.47           1,130.80         0.00             0.00
B4             12669EQQ2          1,271,000.00          1,259,961.31             904.50         0.00             0.00
B5             12669EQR0          2,863,272.18          2,838,404.54           2,037.62         0.00             0.00
AR             12669ETN6                100.00                  0.00               0.00         0.00             0.00
=========================================================================================================================
-------------------------------------------------------------------------------------------------------------------------
Totals                          635,643,372.18        374,720,810.76      11,940,472.71         0.00             0.00
-------------------------------------------------------------------------------------------------------------------------

                 Net                Current              Ending             Ending
              Principal            Realized           Certificate         Certificate
Class        Distribution           Losses              Balance             Factor
-------------------------------------------------------------------------------------------------------------------------
1A1          1,486,288.79            0.00             19,025,353.50       0.73704542270
2A1          1,900,233.02            0.00             20,583,430.78       0.40863653261
3A1            982,323.34            0.00             12,955,443.00       0.59327943421
4A1          2,112,769.11            0.00             73,740,137.23       0.50169501865
5A1             21,156.69            0.00             16,515,570.10       0.33231191966
6A1          1,363,981.69            0.00             14,216,546.43       0.38631919659
7A1          1,829,586.46            0.00            119,636,265.29       0.65647643379
8A1          2,226,488.98            0.00             61,546,303.45       0.63379883482
 X                   0.00            0.00            357,110,845.65       0.56691460129
 M               6,787.63            0.00              9,448,374.43       0.99060331671
 B1              4,070.59            0.00              5,666,250.97       0.99060331671
 B2              2,713.49            0.00              3,777,170.45       0.99060331671
 B3              1,130.80            0.00              1,574,068.67       0.99060331671
 B4                904.50            0.00              1,259,056.82       0.99060331671
 B5              2,037.62            0.00              2,836,366.92       0.99060331671
 AR                  0.00            0.00                      0.00       0.00000000000
=========================================================================================================================
-------------------------------------------------------------------------------------------------------------------------
Totals      11,940,472.71            0.00            362,780,338.04
-------------------------------------------------------------------------------------------------------------------------

  THE                                                                                                    Distribution Date: 8/19/04
BANK OF
  NEW
 YORK

101 Barclay St., 8W
New York, NY 10286
                                                 Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                    CHL Mortgage Pass-Through Trust
           212-815-3236                                   Series 2003-HYB3
Associate: AnnMarie Cassano
           212-815-8318





                                                      Interest Distribution Detail
---------------------------------------------------------------------------------------------------------------------------------
                          Beginning              Pass                Accrued             Cumulative
                         Certificate            Through              Optimal               Unpaid               Deferred
      Class                Balance             Rate (%)             Interest              Interest              Interest
---------------------------------------------------------------------------------------------------------------------------------
       1A1               20,511,642.29          3.930315             67,181.01               0.00                   0.00
       2A1               22,483,663.80          4.231445             79,281.98               0.00                   0.00
       3A1               13,937,766.34          3.926993             45,611.26               0.00                   0.00
       4A1               75,852,906.34          3.498361            221,134.04               0.00                   0.00
       5A1               16,536,726.79          3.581564             49,356.12               0.00                   0.00
       6A1               15,580,528.13          4.007253             52,029.27               0.00                   0.00
       7A1              121,465,851.76          3.828464            387,522.98               0.00                   0.00
       8A1               63,772,792.44          4.153955            220,757.76               0.00                   0.00
        X               369,047,245.43          1.050275            323,000.84               0.00                   0.00
        M                 9,455,162.06          4.116131             32,432.24               0.00                   0.00
        B1                5,670,321.56          4.590131             21,689.60               0.00                   0.00
        B2                3,779,883.93          4.840131             15,245.94               0.00                   0.00
        B3                1,575,199.47          4.950131              6,497.87               0.00                   0.00
        B4                1,259,961.31          4.950131              5,197.48               0.00                   0.00
        B5                2,838,404.54          4.950131             11,708.73               0.00                   0.00
        AR                        0.00          0.000000                  0.00               0.00                   0.00
=================================================================================================================================
---------------------------------------------------------------------------------------------------------------------------------
      Totals            374,720,810.76                            1,538,647.12               0.00                   0.00
---------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------
                             Total                 Net                Unscheduled
                            Interest            Prepayment             Interest                 Interest
      Class                   Due             Int Shortfall           Adjustment                  Paid
------------------------------------------------------------------------------------------------------------
       1A1                 67,181.01                 0.00                   0.00                 67,181.01
       2A1                 79,281.98                 0.00                   0.00                 79,281.98
       3A1                 45,611.26                 0.00                   0.00                 45,611.26
       4A1                221,134.04                 0.00                   0.00                221,134.04
       5A1                 49,356.12                 0.00                   0.00                 49,356.12
       6A1                 52,029.27                 0.00                   0.00                 52,029.27
       7A1                387,522.98                 0.00                   0.00                387,522.98
       8A1                220,757.76                 0.00                   0.00                220,757.76
        X                 323,000.84                 0.00                   0.00                323,000.84
        M                  32,432.24                 0.00                   0.00                 32,432.24
        B1                 21,689.60                 0.00                   0.00                 21,689.60
        B2                 15,245.94                 0.00                   0.00                 15,245.94
        B3                  6,497.87                 0.00                   0.00                  6,497.87
        B4                  5,197.48                 0.00                   0.00                  5,197.48
        B5                 11,708.73                 0.00                   0.00                 11,708.73
        AR                      0.00                 0.00                   0.00                      0.00
============================================================================================================
------------------------------------------------------------------------------------------------------------
      Totals            1,538,647.12                 0.00                   0.00              1,538,647.12
------------------------------------------------------------------------------------------------------------


  THE                                                                                                    Distribution Date: 8/19/04
BANK OF
  NEW
 YORK

101 Barclay St., 8W
New York, NY 10286
                                                 Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                    CHL Mortgage Pass-Through Trust
           212-815-3236                                   Series 2003-HYB3
Associate: AnnMarie Cassano
           212-815-8318




                                                  Current Payment Information
                                                      Factors per $1,000
---------------------------------------------------------------------------------------------------------------------------------
                                                        Original                 Beginning Cert.
                                                       Certificate                   Notional                   Principal
        Class                  Cusip                     Balance                     Balance                   Distribution
---------------------------------------------------------------------------------------------------------------------------------
         1A1                 12669EQD1                 25,813,000.00               794.624502778                57.579080076
         2A1                 12669EQE9                 50,371,000.00               446.361275339                37.724742728
         3A1                 12669EQF6                 21,837,000.00               638.263788214                44.984354001
         4A1                 12669EQG4                146,982,000.00               516.069357751                14.374339102
         5A1                 12669EQH2                 49,699,000.00               332.737616158                 0.425696497
         6A1                 12669EQJ8                 36,800,000.00               423.383916446                37.064719853
         7A1                 12669EQK5                182,240,000.00               666.515867847                10.039434059
         8A1                 12669ETM8                 97,107,000.00               656.727037549                22.928202727
          X                  12669EQL3                629,920,000.00               585.863673851                 0.000000000
          M                  12669ETL0                  9,538,000.00               991.314957526                 0.711640811
         B1                  12669EQM1                  5,720,000.00               991.314957526                 0.711640811
         B2                  12669EQN9                  3,813,000.00               991.314957526                 0.711640811
         B3                  12669EQP4                  1,589,000.00               991.314957526                 0.711640811
         B4                  12669EQQ2                  1,271,000.00               991.314957526                 0.711640811
         B5                  12669EQR0                  2,863,272.18               991.314957526                 0.711640811
         AR                  12669ETN6                        100.00                 0.000000000                 0.000000000
=================================================================================================================================
=================================================================================================================================
       Totals                                         635,643,372.18               589.514226310                18.784861500
---------------------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------
                                                         Ending Cert.                     Pass
                               Interest                    Notional                     Through
        Class                Distribution                  Balance                      Rate (%)
----------------------------------------------------------------------------------------------------
         1A1                   2.602603551               737.045422701                  3.930315
         2A1                   1.573960891               408.636532611                  4.231445
         3A1                   2.088714514               593.279434213                  3.926993
         4A1                   1.504497455               501.695018649                  3.498361
         5A1                   0.993100785               332.311919662                  3.581564
         6A1                   1.413838833               386.319196593                  4.007253
         7A1                   2.126443063               656.476433789                  3.828464
         8A1                   2.273345439               633.798834822                  4.153955
          X                    0.512764866               566.914601292                  1.050275
          M                    3.400318220               990.603316715                  4.116131
         B1                    3.791887628               990.603316715                  4.590131
         B2                    3.998411577               990.603316715                  4.840131
         B3                    4.089282115               990.603316715                  4.950131
         B4                    4.089282115               990.603316715                  4.950131
         B5                    4.089282115               990.603316715                  4.950131
         AR                    0.000000000                 0.000000000                  0.000000
====================================================================================================
====================================================================================================
       Totals                  2.420613802               570.729364794
----------------------------------------------------------------------------------------------------


  THE
BANK OF
  NEW
 YORK

101 Barclay St., 8W
New York, NY 10286
                                                 Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                    CHL Mortgage Pass-Through Trust
           212-815-3236                                   Series 2003-HYB3
Associate: AnnMarie Cassano
           212-815-8318




----------------------------------------------------------------------------
Pool Level Data

Distribution Date                                                    8/19/04
Cut-off Date                                                         6/ 1/03
Determination Date                                                   8/ 1/04
Accrual Period 30/360                               Begin            7/ 1/04
                                                    End              8/ 1/04
Number of Days in 30/360 Accrual Period                                   30
----------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------
                    Collateral Information                          Group 1                Group 2                 Group 3
----------------------------------------------------------------------------------------------------------------------------

Cut-Off Date Balance                                            26,860,981.56           52,415,412.10          22,723,466.20

Beginning Aggregate Pool Stated Principal Balance               21,555,629.53           24,522,551.99          14,820,672.09
Ending Aggregate Pool Stated Principal Balance                  20,069,096.16           22,621,857.84          13,838,149.84

Beginning Aggregate Loan Count                                             64                      67                     44
Loans Paid Off or Otherwise Removed Pursuant to PSA                         4                       5                      4
Ending Aggregate Loan Count                                                60                      62                     40

Beginning Weighted Average Loan Rate (WAC)                          5.194400%               5.241601%              5.342295%
Ending Weighted Average Loan Rate (WAC)                             5.178400%               5.215645%              5.366240%

Beginning Net Weighted Average Loan Rate                            4.935400%               4.982601%              5.083295%
Ending Net Weighted Average Loan Rate                               4.919400%               4.956645%              5.107240%

Weighted Average Maturity (WAM) (Months)                                  345                     345                    345

Servicer Advances                                                        0.00                6,878.37               2,308.94

Aggregate Pool Prepayment                                        1,481,483.51            1,895,147.90             979,183.27
Pool Prepayment Rate (CPR)                                            57.4572                 61.9171                55.9754

============================================================================================================================
                    Collateral Information                          Group 4                Group 5                 Group 6

Cut-Off Date Balance                                           152,947,682.49           51,716,681.54          38,294,400.84

Beginning Aggregate Pool Stated Principal Balance               81,771,293.74           18,525,297.67          17,074,909.10
Ending Aggregate Pool Stated Principal Balance                  79,654,474.88           18,501,643.80          15,710,927.84
----------------------------------------------------------------------------------------------------------------------------


  THE
BANK OF
  NEW
 YORK

101 Barclay St., 8W
New York, NY 10286
                                                 Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                    CHL Mortgage Pass-Through Trust
           212-815-3236                                   Series 2003-HYB3
Associate: AnnMarie Cassano
           212-815-8318




----------------------------------------------------------------------------------------------------------------------------
                    Collateral Information                          Group 4                Group 5                 Group 6
----------------------------------------------------------------------------------------------------------------------------
Beginning Aggregate Loan Count                                            210                      47                     37
Loans Paid Off or Otherwise Removed Pursuant to PSA                         6                       0                      3
Ending Aggregate Loan Count                                               204                      47                     34

Beginning Weighted Average Loan Rate (WAC)                          4.971226%               5.292475%              6.500697%
Ending Weighted Average Loan Rate (WAC)                             4.973222%               5.292498%              6.497996%

Beginning Net Weighted Average Loan Rate                            4.712163%               5.033185%              6.241697%
Ending Net Weighted Average Loan Rate                               4.714158%               5.033207%              6.238996%

Weighted Average Maturity (WAM) (Months)                                  344                     342                    346

Servicer Advances                                                   12,723.73                    0.00               4,118.24

Aggregate Pool Prepayment                                        2,060,865.56                  390.43           1,363,986.18
Pool Prepayment Rate (CPR)                                            26.3998                  0.0253                63.1770

----------------------------------------------------------------------------------------------------------------------------
                    Collateral Information                          Group 7                Group 8                 Total
----------------------------------------------------------------------------------------------------------------------------

Cut-Off Date Balance                                           189,635,849.99          101,048,897.46         635,643,372.18

Beginning Aggregate Pool Stated Principal Balance              128,780,626.97           67,669,829.66         374,720,810.75
Ending Aggregate Pool Stated Principal Balance                 126,944,416.28           65,439,771.41         362,780,338.05

Beginning Aggregate Loan Count                                            269                     139                    877
Loans Paid Off or Otherwise Removed Pursuant to PSA                         4                       3                     29
Ending Aggregate Loan Count                                               265                     136                    848

Beginning Weighted Average Loan Rate (WAC)                          5.054791%               5.319671%              5.193653%
Ending Weighted Average Loan Rate (WAC)                             5.049349%               5.332799%              5.188498%

Beginning Net Weighted Average Loan Rate                            4.794411%               5.022954%              4.927339%
Ending Net Weighted Average Loan Rate                               4.788949%               5.034853%              4.921953%

Weighted Average Maturity (WAM) (Months)                                  345                     346                    345

Servicer Advances                                                   14,387.18                4,032.40              44,448.86

Aggregate Pool Prepayment                                        1,719,587.54            2,168,079.95          11,668,724.34
Pool Prepayment Rate (CPR)                                            14.9100                 32.3706                31.6070

----------------------------------------------------------------------------------------------------------------------------


  THE
BANK OF
  NEW
 YORK

101 Barclay St., 8W
New York, NY 10286
                                                 Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                    CHL Mortgage Pass-Through Trust
           212-815-3236                                   Series 2003-HYB3
Associate: AnnMarie Cassano
           212-815-8318



----------------------------------------------------------------------------------------------------------------------------
                    Collateral Information                          Group 7                Group 8                 Total
----------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------


  THE
BANK OF
  NEW
 YORK

101 Barclay St., 8W
New York, NY 10286
                                                 Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                    CHL Mortgage Pass-Through Trust
           212-815-3236                                   Series 2003-HYB3
Associate: AnnMarie Cassano
           212-815-8318




----------------------------------------------------------------------------------------------------------------------------------
  Delinquency Information                 Group 1                              Group 2                           Group 3
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days       Balance              0.00       0.000000%        1,526,882.07         6.749587%      369,463.72        2.669892%
                 # of loans              0       0.000000%                   4         6.451613%               1        2.500000%

60-89 Days       Balance              0.00       0.000000%                0.00         0.000000%            0.00        0.000000%
                 # of loans              0       0.000000%                   0         0.000000%               0        0.000000%

90+ Days         Balance              0.00       0.000000%                0.00         0.000000%            0.00        0.000000%
                 # of loans              0       0.000000%                   0         0.000000%               0        0.000000%

Total            Balance              0.00       0.000000%        1,526,882.07         6.749587%      369,463.72        2.669892%
                 # of loans              0       0.000000%                   4         6.451613%               1        2.500000%
----------------------------------------------------------------------------------------------------------------------------------
  Delinquency Information                 Group 4                              Group 5                           Group 6
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days       Balance      1,585,453.88       1.990414%                0.00         0.000000%      766,870.01        4.881125%
                 # of loans              6       2.941176%                   0         0.000000%               2        5.882353%

60-89 Days       Balance        491,630.60       0.617204%                0.00         0.000000%            0.00        0.000000%
                 # of loans              1       0.490196%                   0         0.000000%               0        0.000000%

90+ Days         Balance              0.00       0.000000%                0.00         0.000000%            0.00        0.000000%
                 # of loans              0       0.000000%                   0         0.000000%               0        0.000000%
---------------------------   ----------------------------         -----------------------------    -----------------------------
Total            Balance      2,077,084.48       2.607618%                0.00         0.000000%      766,870.01        4.881125%
                 # of loans              7       3.431373%                   0         0.000000%               2        5.882353%
----------------------------------------------------------------------------------------------------------------------------------
  Delinquency Information                 Group 7                              Group 8                           Total
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days       Balance      1,083,705.25       0.853685%          711,245.82         1.086871%    6,043,620.75        1.665917%
                 # of loans              3       1.132075%                   2         1.470588%              18        2.122642%

60-89 Days       Balance      1,333,892.41       1.050769%                0.00         0.000000%    1,825,523.01        0.503203%
                 # of loans              2       0.754717%                   0         0.000000%               3        0.353774%

90+ Days         Balance              0.00       0.000000%                0.00         0.000000%            0.00        0.000000%
                 # of loans              0       0.000000%                   0         0.000000%               0        0.000000%
---------------------------   ----------------------------         -----------------------------    -----------------------------
Total            Balance      2,417,597.66       1.904454%          711,245.82         1.086871%    7,869,143.76        2.169121%
                 # of loans              5       1.886792%                   2         1.470588%              21        2.476415%
----------------------------------------------------------------------------------------------------------------------------------


  THE
BANK OF
  NEW
 YORK

101 Barclay St., 8W
New York, NY 10286
                                                 Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                    CHL Mortgage Pass-Through Trust
           212-815-3236                                   Series 2003-HYB3
Associate: AnnMarie Cassano
           212-815-8318




----------------------------------------------------------------------------------------------------------------------------------
  Foreclosure Information                 Group 1                              Group 2                           Group 3
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days       Balance              0.00       0.000000%                0.00         0.000000%            0.00        0.000000%
                 # of loans              0       0.000000%                   0         0.000000%               0        0.000000%

60-89 Days       Balance              0.00       0.000000%                0.00         0.000000%            0.00        0.000000%
                 # of loans              0       0.000000%                   0         0.000000%               0        0.000000%

90+ Days         Balance              0.00       0.000000%                0.00         0.000000%            0.00        0.000000%
                 # of loans              0       0.000000%                   0         0.000000%               0        0.000000%
---------------------------   ----------------------------         -----------------------------    -----------------------------
Total            Balance              0.00       0.000000%                0.00         0.000000%            0.00        0.000000%
                 # of loans              0       0.000000%                   0         0.000000%               0        0.000000%
----------------------------------------------------------------------------------------------------------------------------------
  Foreclosure Information                 Group 4                              Group 5                           Group 6
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days       Balance              0.00       0.000000%                0.00         0.000000%            0.00        0.000000%
                 # of loans              0       0.000000%                   0         0.000000%               0        0.000000%

60-89 Days       Balance              0.00       0.000000%                0.00         0.000000%            0.00        0.000000%
                 # of loans              0       0.000000%                   0         0.000000%               0        0.000000%

90+ Days         Balance              0.00       0.000000%                0.00         0.000000%            0.00        0.000000%
                 # of loans              0       0.000000%                   0         0.000000%               0        0.000000%
---------------------------   ----------------------------         -----------------------------    -----------------------------
Total            Balance              0.00       0.000000%                0.00         0.000000%            0.00        0.000000%
                 # of loans              0       0.000000%                   0         0.000000%               0        0.000000%
----------------------------------------------------------------------------------------------------------------------------------
  Foreclosure Information                 Group 7                              Group 8                           Total
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days       Balance              0.00       0.000000%                0.00         0.000000%            0.00        0.000000%
                 # of loans              0       0.000000%                   0         0.000000%               0        0.000000%

60-89 Days       Balance              0.00       0.000000%                0.00         0.000000%            0.00        0.000000%
                 # of loans              0       0.000000%                   0         0.000000%               0        0.000000%

90+ Days         Balance        420,000.00       0.330853%                0.00         0.000000%      420,000.00        0.115773%
                 # of loans              1       0.377358%                   0         0.000000%               1        0.117925%
---------------------------   ----------------------------         -----------------------------    -----------------------------
Total            Balance        420,000.00       0.330853%                0.00         0.000000%      420,000.00        0.115773%
                 # of loans              1       0.377358%                   0         0.000000%               1        0.117925%
----------------------------------------------------------------------------------------------------------------------------------


  THE
BANK OF
  NEW
 YORK

101 Barclay St., 8W
New York, NY 10286
                                                 Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                    CHL Mortgage Pass-Through Trust
           212-815-3236                                   Series 2003-HYB3
Associate: AnnMarie Cassano
           212-815-8318




----------------------------------------------------------------------------------------------------------------------------------
  Bankruptcy Information                  Group 1                              Group 2                           Group 3
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days       Balance              0.00       0.000000%                0.00         0.000000%            0.00        0.000000%
                 # of loans              0       0.000000%                   0         0.000000%               0        0.000000%

60-89 Days       Balance              0.00       0.000000%                0.00         0.000000%            0.00        0.000000%
                 # of loans              0       0.000000%                   0         0.000000%               0        0.000000%

90+ Days         Balance              0.00       0.000000%                0.00         0.000000%            0.00        0.000000%
                 # of loans              0       0.000000%                   0         0.000000%               0        0.000000%

Total            Balance              0.00       0.000000%                0.00         0.000000%            0.00        0.000000%
                 # of loans              0       0.000000%                   0         0.000000%               0        0.000000%
----------------------------------------------------------------------------------------------------------------------------------
  Bankruptcy Information                  Group 4                              Group 5                           Group 6
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days       Balance              0.00       0.000000%                0.00         0.000000%            0.00        0.000000%
                 # of loans              0       0.000000%                   0         0.000000%               0        0.000000%

60-89 Days       Balance              0.00       0.000000%                0.00         0.000000%            0.00        0.000000%
                 # of loans              0       0.000000%                   0         0.000000%               0        0.000000%

90+ Days         Balance              0.00       0.000000%                0.00         0.000000%            0.00        0.000000%
                 # of loans              0       0.000000%                   0         0.000000%               0        0.000000%
---------------------------   ----------------------------         -----------------------------    -----------------------------
Total            Balance              0.00       0.000000%                0.00         0.000000%            0.00        0.000000%
                 # of loans              0       0.000000%                   0         0.000000%               0        0.000000%
----------------------------------------------------------------------------------------------------------------------------------
  Bankruptcy Information                  Group 7                              Group 8                           Total
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days       Balance              0.00       0.000000%                0.00         0.000000%            0.00        0.000000%
                 # of loans              0       0.000000%                   0         0.000000%               0        0.000000%

60-89 Days       Balance              0.00       0.000000%                0.00         0.000000%            0.00        0.000000%
                 # of loans              0       0.000000%                   0         0.000000%               0        0.000000%

90+ Days         Balance              0.00       0.000000%                0.00         0.000000%            0.00        0.000000%
                 # of loans              0       0.000000%                   0         0.000000%               0        0.000000%
---------------------------   ----------------------------         -----------------------------    -----------------------------
Total            Balance              0.00       0.000000%                0.00         0.000000%            0.00        0.000000%
                 # of loans              0       0.000000%                   0         0.000000%               0        0.000000%
----------------------------------------------------------------------------------------------------------------------------------


  THE
BANK OF
  NEW
 YORK

101 Barclay St., 8W
New York, NY 10286
                                                 Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                    CHL Mortgage Pass-Through Trust
           212-815-3236                                   Series 2003-HYB3
Associate: AnnMarie Cassano
           212-815-8318





----------------------------------------------------------------------------------------------------------------------------------
    REO Information                       Group 1                              Group 2                           Group 3
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days       Balance              0.00       0.000000%                0.00         0.000000%            0.00        0.000000%
                 # of loans              0       0.000000%                   0         0.000000%               0        0.000000%

60-89 Days       Balance              0.00       0.000000%                0.00         0.000000%            0.00        0.000000%
                 # of loans              0       0.000000%                   0         0.000000%               0        0.000000%

90+ Days         Balance              0.00       0.000000%                0.00         0.000000%            0.00        0.000000%
                 # of loans              0       0.000000%                   0         0.000000%               0        0.000000%
---------------------------   ----------------------------         -----------------------------    -----------------------------
Total            Balance              0.00       0.000000%                0.00         0.000000%            0.00        0.000000%
                 # of loans              0       0.000000%                   0         0.000000%               0        0.000000%
----------------------------------------------------------------------------------------------------------------------------------
    REO Information                       Group 4                              Group 5                           Group 6
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days       Balance              0.00       0.000000%                0.00         0.000000%            0.00        0.000000%
                 # of loans              0       0.000000%                   0         0.000000%               0        0.000000%

60-89 Days       Balance              0.00       0.000000%                0.00         0.000000%            0.00        0.000000%
                 # of loans              0       0.000000%                   0         0.000000%               0        0.000000%

90+ Days         Balance        480,000.00       0.602603%                0.00         0.000000%            0.00        0.000000%
                 # of loans              1       0.000000%                   0         0.000000%               0        0.000000%
---------------------------   ----------------------------         -----------------------------    -----------------------------
Total            Balance        480,000.00       0.602603%                0.00         0.000000%            0.00        0.000000%
                 # of loans              1       0.000000%                   0         0.000000%               0        0.000000%
----------------------------------------------------------------------------------------------------------------------------------
    REO Information                       Group 7                              Group 8                           Total
30-59 Days       Balance              0.00       0.000000%                0.00         0.000000%            0.00        0.000000%
                 # of loans              0       0.000000%                   0         0.000000%               0        0.000000%

60-89 Days       Balance              0.00       0.000000%                0.00         0.000000%            0.00        0.000000%
                 # of loans              0       0.000000%                   0         0.000000%               0        0.000000%

90+ Days         Balance              0.00       0.000000%                0.00         0.000000%      480,000.00        0.132311%
                 # of loans              0       0.000000%                   0         0.000000%               1        0.117925%
---------------------------   ----------------------------         -----------------------------    -----------------------------
Total            Balance              0.00       0.000000%                0.00         0.000000%      480,000.00        0.132311%
                 # of loans              0       0.000000%                   0         0.000000%               1        0.117925%
---------------------------------------------------------------------------------------------------------------------------------



     THE
  BANK OF
     NEW
     YORK

101 Barclay St., 8W
New York, NY 10286
                                           Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew
           212-815-3236                      CHL Mortgage Pass-Through Trust
Associate: AnnMarie Cassano                       Series 2003-HYB3
           212-815-8318

       ---------------------------------------------------------------------------------------------------------------------------
                                                       Aggregate Book Value / Loss Info
       ---------------------------------------------------------------------------------------------------------------------------

                                                        Group 1                      Group 2                    Group 3
                                                        -------                      -------                    --------
       Book Value of all REO Loans                         0.00                         0.00                       0.00
       Percentage of Total Pool Balance               0.000000%                    0.000000%                  0.000000%

       Current Realized Losses                             0.00                         0.00                       0.00
       Additional (Gains)/Losses                           0.00                         0.00                       0.00
       Cumulative Losses                                   0.00                         0.00                       0.00
       ---------------------------------------------------------------------------------------------------------------------------
                                                       Aggregate Book Value / Loss Info
       ---------------------------------------------------------------------------------------------------------------------------

                                                        Group 4                      Group 5                    Group 6
                                                        -------                      -------                    -------

       Book Value of all REO Loans                         0.00                         0.00                       0.00
       Percentage of Total Pool Balance               0.000000%                    0.000000%                  0.000000%
       ---------------------------------------------------------------------------------------------------------------------------

       Current Realized Losses                             0.00                         0.00                       0.00
       Additional (Gains)/Losses                           0.00                         0.00                       0.00
       Cumulative Losses                                   0.00                         0.00                       0.00
       ---------------------------------------------------------------------------------------------------------------------------



                                                      Aggregate Book Value / Loss Info
       ---------------------------------------------------------------------------------------------------------------------------

                                                                        Group 7                        Group 8
                                                                        -------                        -------
       Book Value of all REO Loans                                         0.00                            0.00
       Percentage of Total Pool Balance                               0.000000%                       0.000000%

       Current Realized Losses                                             0.00                            0.00
       Additional (Gains)/Losses                                           0.00                            0.00
       Cumulative Losses                                                   0.00                            0.00
       ---------------------------------------------------------------------------------------------------------------------------



       ---------------------------------------------------------------------------------------------------------------------------
                                              Senior/Subordinate Allocation Percentages
       ---------------------------------------------------------------------------------------------------------------------------

                                                        Group 1                      Group 2                    Group 3
                                                        -------                      -------                    -------
       Senior Percentage                         95.1567768487%               91.6856606493%             94.0427415072%
       Senior Prepayment Percentage             100.0000000000%              100.0000000000%            100.0000000000%

       Subordinate Percentage                     4.8432231513%                8.3143393507%              5.9572584928%
       Subordinate Prepayment Percentage          0.0000000000%                0.0000000000%              0.0000000000%
       ---------------------------------------------------------------------------------------------------------------------------



     THE
  BANK OF
     NEW
     YORK

101 Barclay St., 8W
New York, NY 10286
                                           Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew
           212-815-3236                      CHL Mortgage Pass-Through Trust
Associate: AnnMarie Cassano                       Series 2003-HYB3
           212-815-8318

       ---------------------------------------------------------------------------------------------------------------------------

                                                        Group 4                      Group 5                    Group 6
                                                        -------                      -------                    --------
       Senior Percentage                         92.7622676268%               89.2656467930%               91.2480882560%
       Senior Prepayment Percentage             100.0000000000%              100.0000000000%              100.0000000000%

       Subordinate Percentage                     7.2377323732%               10.7343532070%                8.7519117440%
       Subordinate Prepayment Percentage          0.0000000000%                0.0000000000%                0.0000000000%
       ---------------------------------------------------------------------------------------------------------------------------


                                                                     Group 7                            Group 8
       Senior Percentage                                      94.3199723549%                     94.2411008802%
       Senior Prepayment Percentage                          100.0000000000%                    100.0000000000%

       Subordinate Percentage                                  5.6800276451%                      5.7588991198%
       Subordinate Prepayment Percentage                       0.0000000000%                      0.0000000000%
       ---------------------------------------------------------------------------------------------------------------------------



                                                                                                 Group 16
                                                                                                 --------
       Senior Percentage                                                                     0.0000000000%
       Senior Prepayment Percentage                                                         95.1567768487%

       Subordinate Percentage                                                              100.0000000000%
       Subordinate Prepayment Percentage                                                     4.8432231513%
       ---------------------------------------------------------------------------------------------------------------------------



       ---------------------------------------------------------------------------------------------------------------------------
                                                             Credit Enhancement Information
       ---------------------------------------------------------------------------------------------------------------------------

       Protection                                                    Original                           Current
       ----------                                                    --------                           -------
       Bankruptcy Loss                                             159,311.01                              0.00
       Bankruptcy Percentage                                        0.025063%                         0.000000%
       Credit/Fraud Loss                                        12,717,867.00                      4,142,956.21
       Credit/Fraud Loss Percentage                                 2.000787%                         1.142001%
       Special Hazard Loss                                       6,356,434.00                      3,887,421.14
       Special Hazard Loss Percentage                               1.000000%                         1.071563%
       ---------------------------------------------------------------------------------------------------------------------------


     THE
  BANK OF
     NEW
     YORK

101 Barclay St., 8W
New York, NY 10286
                                           Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew
           212-815-3236                      CHL Mortgage Pass-Through Trust
Associate: AnnMarie Cassano                       Series 2003-HYB3
           212-815-8318


       --------------------------------------------------------------------------------------------------------------------------
                                                  Class Subordination Levels
       --------------------------------------------------------------------------------------------------------------------------

       Class                                                       Original                           Current
       -----                                                       --------                           -------
       Class A                                               635,643,372.18                     362,780,338.05
       Class A Percentage                                       100.000000%                        100.000000%

       --------------------------------------------------------------------------------------------------------------------------



     THE
  BANK OF
     NEW
     YORK

101 Barclay St., 8W
New York, NY 10286
                                           Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew
           212-815-3236                      CHL Mortgage Pass-Through Trust
Associate: AnnMarie Cassano                       Series 2003-HYB3
           212-815-8318

        ----------------------------------------------------------------------
                Certificate Account - Deposits
        ----------------------------------------------------------------------

        Beginning Balance                                                0.00

        Payments of Interest and Principal                      13,540,583.10
        Liquidation Proceeds                                             0.00
        All Other Proceeds                                               0.00
        Other Amounts                                                    0.00
                                                                -------------
        Total Deposits                                          13,540,583.10
        -----------------------------------------------------------------------
                Certificate Account - Withdrawals

        Reimbursement of Servicer Advances                               0.00
        Payment of Master Servicer Fees                             61,321.29
        Payment of Sub Servicer Fees                                   141.86
        Payment of Other Fees                                            0.00
        Payment of Insurance Premium(s)                                  0.00
        Payment of Personal Mortgage Insurance                         141.86
        Other Permitted Withdrawals per the PSA                          0.00
        Payment of Principal and Interest                       13,479,119.81
                                                                -------------
        Total Withdrawals                                       13,540,724.82

        Ending Balance                                                   0.14
        ----------------------------------------------------------------------

     THE
  BANK OF
     NEW
     YORK

101 Barclay St., 8W
New York, NY 10286
                                           Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew
           212-815-3236                      CHL Mortgage Pass-Through Trust
Associate: AnnMarie Cassano                       Series 2003-HYB3
           212-815-8318

------------------------------------------------------------------------------
                       Compensating Interest Detail
------------------------------------------------------------------------------

Total Gross Prepayment Interest Shortfall                           18,887.47
Compensation for Gross PPIS from Servicing Fees                     18,887.47

Total Net PPIS (Non-Supported PPIS)                                      0.00
------------------------------------------------------------------------------


     THE
  BANK OF
     NEW
     YORK

101 Barclay St., 8W
New York, NY 10286
                                           Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew
           212-815-3236                      CHL Mortgage Pass-Through Trust
Associate: AnnMarie Cassano                       Series 2003-HYB3
           212-815-8318


----------------------------------------------------------------------------------------------------------------------------------
                                                           Loan Level Loss Detail
----------------------------------------------------------------------------------------------------------------------------------

Group                             Loan ID                   Liquidation Balance      Liquidation Proceeds            Realized Loss
-----                             -------                   -------------------      --------------------            -------------
Group 1
                                     N/A

Group 2
                                     N/A

Group 3
                                     N/A

Group 4
                                     N/A

Group 5
                                     N/A

Group 6
                                     N/A

Group 7
                                     N/A

Group 8
                                     N/A


----------------------------------------------------------------------------------------------------------------------------------

